Prospectus Supplement
(To Prospectus Dated June 28, 2007)

                                         $34,287,300
                     Structured Repackaged Asset-Backed Trust Securities
                   (STRATS(SM)) Callable Class A Certificates, Series 2007-1
           STRATS(SM) Trust for Ambac Financial Group, Inc. Securities, Series 2007-1
                                        Issuing Entity
                           Synthetic Fixed-Income Securities, Inc.
                                    Depositor and Sponsor

The offered certificates represent interests in the issuing         The Issuing Entity
entity only and do not represent an interest in or obligation of    o  is a New York common law trust formed by a trust agreement
the underwriters, the trustee, the depositor and sponsor or any        between the Depositor and U.S. Bank Trust National Association,
of their affiliates.                                                   as trustee.

You should review the information in "Risk Factors" on page         o  will issue one class of Certificates: the Class A Certificates,
S-10 of this Prospectus Supplement and on page 4 in the                which are offered by this Prospectus Supplement.
Prospectus.  For complete information about the offered             o  will enter into the Warrant Agent Agreement pursuant to which
certificates, read both this Prospectus Supplement and the             the Call Warrants relating to the Certificates will be issued.
Prospectus.                                                            The Call Warrants are not offered by this Prospectus Supplement.

This Prospectus Supplement must be accompanied by the Prospectus    The Class A Certificates
if it is being used to offer and sell the offered certificates.     o  are entitled to semi-annual interest payments on each
                                                                       February 15 and August 15 until February 15, 2037 at a rate of
                                                                       6.70% per annum, and monthly interest payments on the 15th day of each calendar month commencing after February 15, 2037, at the applicable pass-through rate, reset monthly, in each case to the extent interest payments are received on the underlying securities.
                                                                    o  are subject to the deferral of interest payments if, and to the extent that, the underlying issuer defers payment of interest on the underlying securities.
                                                                    o  are entitled to a pro rata share of principal payments made on the underlying securities.  A single principal payment is due on the underlying securities on their due date or earlier upon redemption of the underlying securities.
                                                                    o  are callable in whole or in part if the Call Warrants on the underlying securities are exercised, which may occur at any time on or after August 15, 2012 or earlier, under the circumstances described in this Prospectus Supplement.
                                                                    o  may be subject to early redemption if the underlying issuer ceases or fails to file periodic reports under the Securities
                                                                       Exchange Act of 1934, as described in this Prospectus
                                                                       Supplement.  Such an event could negatively affect your return on your investment in the Class A Certificates.
                                                                    o  currently have no trading market.
                                                                    o  are not insured or guaranteed by any governmental agency or by any other person or entity.

                                                                                   Proceeds to Issuer
                                      Price to Public    Underwriting Discount    (before expenses)
                                     _____________________________________________________________________
                     Per Certificate      $25.00                $0.7875               $24.2125
                               Total  $34,287,300.00         $1,080,050.00         $33,207,250.00

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Class A Certificates or passed upon the adequacy or accuracy of this Prospectus
Supplement or the accompanying Prospectus.  Any representation to the contrary is a criminal offense.

Subject to the satisfaction of certain conditions, the underwriters (the "Underwriters") named below will purchase the offered Certificates from the depositor.  See "Method of Distribution" in this
Prospectus Supplement.  The offered Certificates will be issued in book-entry form only on or about
July 16, 2007.  The depositor intends to apply to list the Class A Certificates on the New York Stock
Exchange.  Trading of the Class A Certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery thereof.
                                             _______________
Wachovia Securities                                                                             RBC Capital Markets
                                               Oppenheimer
                                              July 13, 2007

                           IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                          PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the Class A Certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to your Class A Certificates and (b) this Prospectus Supplement, which describes the specific terms of your Class A Certificates.

     For complete information about the offered Certificates, read both this Prospectus Supplement and the Prospectus.  This Prospectus Supplement must be accompanied by the Prospectus if it is being used to offer and sell the offered Certificates.  All annexes and schedules to this Prospectus Supplement are part of this Prospectus Supplement.

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a
registration statement (of which this Prospectus Supplement and the accompanying Prospectus form a part)
under the Securities Act of 1933, with respect to your Class A Certificates.  This Prospectus Supplement and the accompanying Prospectus do not contain all of the information contained in the registration statement.  For further information regarding the documents referred to in this Prospectus Supplement and the accompanying Prospectus, you should refer to the registration statement and the exhibits to such registration statement.  See "Where You Can Find More Information" in the accompanying Prospectus.

     You should rely only on the information contained in this Prospectus Supplement or the accompanying
Prospectus.  Neither the Depositor nor any Underwriter has authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  Neither the Depositor nor any Underwriter is making an offer to sell offered
Certificates in any jurisdiction where the offer or sale is not permitted.

     We include cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying Prospectus provide the pages on which these captions are located.

     For 90 days following the date of this Prospectus Supplement, all dealers selling the offered
Certificates will deliver a Prospectus Supplement and Prospectus.  This is in addition to any dealer's obligation to deliver a Prospectus Supplement and Prospectus when acting as Underwriters of the offered
Certificates and with respect to their unsold allotments or subscriptions.

     The Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the offered Certificates, including over-allotment, stabilizing and short-covering transactions in such securities and the imposition of penalty bids, in each case in connection with the offering of the offered Certificates.  For a description of these activities, see "Method of Distribution" in this
Prospectus Supplement.

                                          EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus
Directive (each, a "Relevant Member State"), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant
Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the offered Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus
Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the offered Certificates to the public in that Relevant Member State at any time:

         (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

         (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
     or

                                                       ii

         (c)  in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of Certificates to the public" in relation to any offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered Certificates so as to enable an investor to decide to purchase or subscribe the offered Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                       iii

                            PROSPECTUS SUPPLEMENT

                                  PROSPECTUS

                                                       iv

                                   SUMMARY

   This summary highlights the principal economic terms of the Class A
Certificates being issued by the Trust and of the Underlying Securities.  It does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the Class A Certificates, you should read carefully this Prospectus
Supplement and the accompanying Prospectus in full.  Certain capitalized terms used in this Prospectus Supplement are defined on the pages indicated
in "Index of Terms."

Depositor                                   Synthetic Fixed-Income Securities, Inc., a wholly-owned
                                            subsidiary of Wachovia Corporation (the "Depositor").  The
                                            Depositor is also the "sponsor" with respect to the Certificates for purposes of Rule 1101(1) under the Securities Act and
                                            references to the "Depositor" in the Prospectus Supplement also include the Depositor in its capacity as sponsor.

Trustee                                     U.S. Bank Trust National Association.

Issuing Entity                              The Depositor and the trustee will form the STRATS(SM) Trust for
                                            Ambac Financial Group, Inc. Securities, Series 2007-1 (the
                                            "Trust") pursuant to a trust agreement dated as of September 8,
                                            2006, as supplemented by the STRATS(SM) Certificates series supplement 2007-1, dated July 16, 2007 (collectively, the "Trust
                                            Agreement").

Certificates                                $34,287,300 STRATS(SM) Callable Class A Certificates, Series 2007-1
                                            (the "Class A Certificates" or the "Certificates.").  The Class A
                                            Certificates represent the entire beneficial interest in the
                                            Trust.  The Certificates will be issued by the terms of the Trust
                                            Agreement.

Distribution Date                           Semi-annually on the 15th day of each February and August, commencing on August 15, 2007, until the Underlying Securities
                                            Scheduled Maturity Date, and thereafter monthly on the 15th day of each calendar month, until the date on which the Certificates are retired (the "Distribution Date"), or in each case if such date is not a Business Day, the next succeeding Business Day.
                                            Notwithstanding the above, in the event that the Underlying
                                            Issuer exercises its right to defer interest payments on the
                                            Underlying Securities as described under "Summary – Underlying
                                            Securities Interest Deferral," no distributions on the
                                            Certificates will be made during the resulting Deferral Period.
                                            "Business Day" means any other day other than a Saturday, a
                                            Sunday or a day on which banking institutions in New York, New
                                            York are authorized or obligated by law or executive order to be closed.

Payments of Interest and
Pass-Through Rate                           You will have the right to receive payments of interest on your
                                            Class A Certificates at the Pass-Through Rate on each
                                            Distribution Date until the date on which the Class A
                                            Certificates have been paid in full, as described below.  For each Interest Period commencing prior to the Underlying
                                            Securities Scheduled Maturity Date, payments of interest will be made semi-annually in arrears, and for each Interest Period commencing on or after the Underlying Securities Scheduled
                                            Maturity Date, payments of interest will be monthly in arrears.

                                                       S-1

                                            The "Pass-Through Rate" will be a rate per annum equal to 6.70%, provided that if any portion of the principal amount of any
                                            Underlying Securities remains unpaid after the Underlying
                                            Securities Scheduled Maturity Date, then from and after the
                                            Underlying Securities Scheduled Maturity Date, the Pass-Through
                                            Rate will be an annual rate reset monthly equal to the percentage equivalent of a fraction, the numerator of which is (a) the product of (i) the then applicable interest rate on the
                                            Underlying Securities, times (ii) the principal amount of the
                                            Underlying Securities, minus (b) an amount equal to the annual
                                            Trustee fee and NYSE listing fee, and the denominator of which is the principal amount of the Certificates, reset monthly.  See
                                            "Description of the Class A Certificates," "Description of the
                                            Underlying Securities" and Appendix A herein.  Interest will begin to accrue on your Class A Certificates on the Closing Date and the first Distribution Date will be August 15, 2007.

Scheduled Maturity Date                     February 15, 2037, subject to repayment in full on such date of the outstanding principal balance of the Underlying Securities by the Underlying Securities Issuer on the Underlying Securities
                                            Scheduled Maturity Date.  The obligation of the Underlying Issuer to repay the Underlying Securities on the Underlying Securities
                                            Scheduled Maturity Date is limited, and is required only to the extent that the Underlying Issuer has received sufficient net proceeds from the issuance of certain qualifying capital
                                            securities.  See "Appendix A—Description of the Underlying
                                            Securities" herein.

                                            On February 7, 2087, the outstanding certificate principal balance of the Class A Certificates together with any accrued and unpaid interest will be distributed to the Class A
                                            Certificateholders, subject to repayment in full on such date of the outstanding principal balance of the Underlying Securities by the Underlying Securities Issuer.

Deferral of Interest                        Interest on the Certificates will not be payable if any payment with respect to the Underlying Securities is not received by the trustee by 12 noon (New York City time) on an Underlying
                                            Securities Scheduled Payment Date as a result of a deferral of interest on the Underlying Securities as described below.

                                            During any resulting Deferral Period, interest on the
                                            Certificates will be calculated at the Pass-Through Rate and will accumulate additional interest on the amount of each deferred interest payment from the Distribution Date on which it otherwise would have been paid at the applicable Pass-Through Rate,
                                            compounded semi-annually for each Interest Period commencing prior to the Underlying Securities Scheduled Maturity Date, and
                                            monthly for each Interest Period commencing on or after the
                                            Underlying Securities Scheduled Maturity Date.

                                            Interest payments on the Certificates will resume once (i)
                                            distributions on the Underlying Securities have resumed and (ii)
                                            all amounts due and payable on the Underlying Securities have been received by the Trust. Following the satisfaction of these conditions, interest payments on the Certificates will thereafter be payable on each succeeding Underlying Securities Payment Date once distributions on the Underlying Securities

                                                       S-2

                                            have resumed. See "Summary—Underlying Securities Interest
                                            Deferral" and "Appendix A—Description of the Underlying
                                            Securities" herein.

Interest Period                             The "Interest Period" will be, with respect to the first
                                            Distribution Date, the period from and including the original issue date of the Class A Certificates to, but excluding,
                                            August 15, 2007 and thereafter each period from and including a
                                            Distribution Date to but excluding the next Distribution Date, which will be (i) prior to the Underlying Securities Scheduled
                                            Maturity Date, semi-annually, and (ii) from and after the
                                            Underlying Securities Scheduled Maturity Date, monthly.  Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Payment of Principal                        You will have the right to receive a payment equal to the
                                            principal amount of your Class A Certificates ($25 per Class A
                                            Certificate) on the Underlying Securities Scheduled Maturity
                                            Date, to the extent the outstanding principal amount of the
                                            Underlying Securities is repaid by the Underlying Issuer on such date, or such earlier date on which a payment of principal is made on the Underlying Securities or on which the Trust redeems your Class A Certificates as described under "Description of the
                                            Class A Certificates-Redemption of the Class A Certificates Upon
                                            Exercise of a Call Warrant" herein.  On February 7, 2087, the legal final maturity date of the Underlying Securities, the outstanding certificate principal balance of the Class A
                                            Certificates together with any accrued and unpaid interest will be distributed to the Class A Certificateholders, to the extent the outstanding principal balance of the Underlying Securities is paid by the Underlying Securities Issuer on such date.

Record Date                                 The Business Day immediately preceding each Distribution Date
                                            (the "Record Date").

Closing Date                                July 16, 2007 (the "Closing Date"), or such other date on which the Class A Certificates offered under this Prospectus Supplement are issued.

Denominations                               The Class A Certificates will be available for purchase in minimum denominations of $25 and integral multiples of $25.  The denomination of each Class A Certificate will also represent its initial principal balance.

Book-Entry Registration                     As a holder of a certificate ("Certificateholder"), you will not receive Class A Certificates in physical form.  Instead, your
                                            Class A Certificates will be in book-entry form and registered in the name of Cede & Co., as the nominee of the Depository Trust
                                            Company.  See "Description of the Class A Certificates—Definitive
                                            Certificates" herein.

Rating                                      It is a condition to the issuance of the Class A Certificates that the Class A Certificates are rated by the agency named below at least as highly as the Underlying Securities.  As of the date of this Prospectus Supplement, the Underlying Securities are rated "A+" by Standard & Poor's Ratings Services, a division of
                                            The McGraw-Hill Companies,

                                                       S-3

                                            Inc. ("S&P"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or
                                            withdrawal at any time by the assigning rating agency. A security rating does not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, securities held by a trust, if applicable, or the corresponding effect on the yield to investors. The rating addresses the likelihood of the receipt by holders of the Class A Certificates of payments required under the Trust Agreement, and are based primarily on the credit quality of the Underlying Securities. The rating does not, however, address the likelihood of the Underlying Issuer failing to report under the Exchange Act. Any downgrade by the rating agency of the Underlying Securities would result in a downgrade of such rating agency's rating with respect to the Class A
                                            Certificates. See "Rating" herein.

The Underlying Securities                   $37,500,000 6.15% Directly-Issued Subordinated Capital Securities
                                            due 2037 issued by the Underlying Issuer (the "Underlying
                                            Securities").  Potential Certificateholders should obtain and evaluate the same information concerning the Underlying Issuer as they would obtain and evaluate if they were investing directly in the Underlying Securities or in other securities issued by the
                                            Underlying Issuer.  See "Risk Factors" and "Description of the
                                            Underlying Securities" herein.

                                            The Underlying Securities constitute fully subordinated unsecured indebtedness that ranks junior in right of payment to all
                                            existing and future senior indebtedness of the Underlying Issuer.

Underlying Issuer                           Ambac Financial Group, Inc. (the "Underlying Issuer").  See "The
                                            Underlying Issuer" herein.

Underlying Securities Interest Rate         Prior to the Underlying Securities Scheduled Maturity Date,
                                            6.150% per annum payable semi-annually, and on and after the
                                            Underlying Securities Scheduled Maturity Date, one-month LIBOR plus 1.835%, reset and payable monthly until repaid.

                                            Interest on the Underlying Securities accrues at the Underlying
                                            Securities Interest Rate for each Underlying Securities interest accrual period described below and is payable on each Underlying
                                            Securities Scheduled Payment Date described below.  The entire principal amount of the Underlying Securities will be payable on the Underlying Securities Scheduled Maturity Date described below, subject to compliance by the Underlying Issuer with certain capital replacement covenants.

Underlying Securities Scheduled
Payment Date                                February 15 and August 15 of each year until the Underlying
                                            Securities Scheduled Maturity Date, and thereafter monthly on the
                                            15th day of each calendar month (each, an "Underlying Securities
                                            Scheduled Payment Date").  The next scheduled payment date is
                                            August 15,  2007.

Underlying Securities Scheduled Maturity
Date                                        February 15, 2037 (the "Underlying Securities Scheduled Maturity
                                            Date").  The obligation of the Underlying Issuer to repay the
                                            Underlying Securities on the Underlying Securities Scheduled
                                            Maturity Date is

                                                       S-4

                                            limited, and is required only to the extent that the Underlying
                                            Issuer has received sufficient net proceeds from the issuance of certain qualifying capital securities. See "Appendix
                                            A—Description of the Underlying Securities" herein.

Denominations; Underlying Securities        The Underlying Securities are denominated and payable in U.S.
                                            dollars and are available in minimum denominations of $1,000 and integral multiples of $1,000 thereof.

Underlying Securities Interest
Accrual Periods                             Interest is payable on a semi-annual basis until the Underlying
                                            Securities Scheduled Maturity Date, and thereafter on a monthly basis.

Underlying Securities Interest
Deferral                                    The Underlying Issuer may elect, on one or more occasions, to defer the interest payments on the Underlying Securities for a period of up to 10 years (each, a "Deferral Period") .  Once the
                                            Underlying Issuer makes all deferred interest payments on the
                                            Underlying Securities, the Underlying Issuer may once again defer interest payments on the Underlying Securities.

                                            During any such Deferral Period, the Underlying Issuer generally may not make payments on its capital stock or on its debt
                                            securities or guarantees having the same rank as or ranking junior to the Underlying Securities, subject to certain limited exceptions.  During any such Deferral Period, distributions on the Certificates will also be deferred.  See "Appendix
                                            A—Description of the Underlying Securities" herein.

Optional Redemption                         The Underlying Securities are redeemable in whole or in part by the Underlying Issuer at any time and from time to time, on at least 30 days, but not more than 60 days, prior notice.  See
                                            "Description of the Underlying Securities" in this Prospectus
                                            Supplement.
Action Upon Underlying Issuer Failing to
Report Under the Exchange Act               If (1) the Underlying Issuer either (x) states in writing that it intends permanently to cease filing periodic reports required under the Securities Exchange Act of 1934 or (y) fails to file all required periodic reports for any applicable reporting period, and (2) the Depositor determines after consultation with
                                            Securities and Exchange Commission staff or available published guidance, that under applicable securities laws, rules or
                                            regulations the Trust must be liquidated or the Underlying
                                            Securities distributed (an "SEC Reporting Failure"), then the
                                            Depositor will promptly notify the Trustee, S&P and to the extent permitted by applicable law, the Warrantholders of such SEC
                                            Reporting Failure and the Trustee will liquidate or distribute in kind, as directed by the Depositor, any remaining Underlying
                                            Securities and the Trustee will allocate and distribute such moneys or other property to the holders of Certificates then outstanding in an amount equal to the Class A Allocation Amount, subject to the exercise of the Call Warrants, as described in the next paragraph.

                                            In addition, the Call Warrants will become immediately
                                            exercisable upon the occurrence of an SEC Reporting Failure
                                            (whether such SEC Reporting Failure occurs before or after
                                            August 15, 2012) and, if the

                                                       S-5

                                            Call Warrants are "in the money," they will be deemed to be exercised without further action by the Warrantholders and will be cash settled concurrently with the distribution to
                                            Certificateholders. The distribution will be allocated to the
                                            Holders of the Class A Certificates in an amount equal to the
                                            Class A Allocation Amount and will be made to the
                                            Certificateholders on a pro rata basis according to the
                                            certificate principal balance for the Certificates held.

                                            In the event of a failure by the Underlying Issuer to file all required periodic reports as described above, if permitted by law, the Depositor may cause the Trust to terminate its Exchange
                                            Act reporting obligations if doing so would permit the Trust to continue without a liquidation or distribution of the Underlying
                                            Securities.  In connection with any such termination, the listing of the Certificates on the NYSE may be discontinued in accordance with NYSE rules.

Optional Exchange                           A Warrantholder will have a limited right to exchange
                                            certificates for a pro rata portion of the Underlying
                                            Securities.  See "Description of the Class A
                                            Certificates—Warrantholder Optional Exchange" in this Prospectus
                                            Supplement and "Description of the Certificates—Optional
                                            Exchange" in the Prospectus.

Trustee Compensation                        As compensation for its services under the Trust Agreement, the
                                            Trustee will receive an annual fee equal to $4,000.00.  The trustee fee will be paid by the Trust.

Call Warrants                               Concurrently with the execution of the Trust Agreement and the delivery of the Class A Certificates, the Trustee, on behalf of the Trust, will execute an agreement, (the "Warrant Agent
                                            Agreement"), initially evidencing call options with respect to the Underlying Securities (the "Call Warrants").  The Trust will hold the Underlying Securities subject to the Call Warrants.

                                            On the Closing Date, the Warrantholder will be required to make an upfront payment to the Trust as consideration for the Call
                                            Warrants.

                                            The Call Warrants permit their holders to purchase the Underlying
                                            Securities from the Trust at any time on any Business Day on or after August 15, 2012 and any Business Day during any earlier period during which (i) an Event of Default with respect to the
                                            Underlying Securities has occurred and is continuing, (ii) a tender offer for the Underlying Securities has occurred, (iii)
                                            any redemption or other unscheduled payment on the Underlying
                                            Securities has been announced and the distribution to
                                            securityholders of the redemption price or other payment has not yet occurred or (iv) an SEC Reporting Failure (as defined in this
                                            Prospectus Supplement) has occurred and is continuing (each, a
                                            "Warrant Exercise Date").

                                            Each Call Warrant may be exercised by the relevant Warrantholder in whole or in part on any Warrant Exercise Date.  Upon exercise of a Call Warrant, the Warrantholder will be entitled to delivery of the Called Underlying Securities or, in connection with a tender offer where the called securities cannot be delivered, the excess of the tender offer

                                                       S-6

                                            proceeds over the Warrant Exercise Purchase Price. The "Called
                                            Underlying Securities" will be Underlying Securities having a principal amount equal to $500,000 per exercised Call Warrant, and in increments of $1,000 in excess of $500,000.

                                             o  An exercise of the Call Warrants in whole will result in the redemption of all of the Class A Certificates.

                                             o  In the event of an exercise of the Call Warrants in part, the
                                                Class A Certificates will be redeemed in an aggregate
                                                certificate principal amount equal to the product of (i) the
                                                Warrant Conversion Percentage times (ii) the principal amount of Underlying Securities purchased by the holders of the Call
                                                Warrants.

                                             o  Any redemption of the Class A Certificates resulting from an exercise of the Call Warrants will be at a price equal to
                                                100% of the principal amount of the Class A Certificates to be redeemed (i.e., an amount equal to $25 per Class A
                                                Certificate to be redeemed in full) plus accrued and unpaid interest on the called Class A Certificates to the Warrant
                                                Exercise Date.  No call or other premium will be paid.

                                            See "Description of the Call Warrants and Warrantholders" and
                                            "Description of the Class A Certificates—Redemption of the
                                            Class A Certificates Upon Exercise of a Call Warrant" in this
                                            Prospectus Supplement.

Warrantholders                              On the Closing Date, it is anticipated that Wachovia Capital
                                            Markets, LLC or its affiliate will be the sole holder of the Call
                                            Warrants (the "Warrantholders").   Wachovia Capital Markets, LLC
                                            has informed the Depositor that it intends to market the Call
                                            Warrants for sale on or after the Closing Date.  The Call
                                            Warrants may not be transferred except to a transferee whom the transferor of the Call Warrants reasonably believes is (i) a
                                            "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act) and (ii) acquiring the Call Warrants for its own account or for the account of an investor of the type
                                            described in clause (i) above as to which the transferee
                                            exercises sole investment discretion.  See "Description of the
                                            Call Warrants and the Warrantholders" in this Prospectus
                                            Supplement.

Trust Agreement                             The Certificates will be issued pursuant to the terms of the
                                            Trust Agreement.  See "Description of the Trust Agreement" in
                                            this Prospectus Supplement.

Distributions                               Holders of the Class A Certificates will be entitled to receive on each Distribution Date to the extent of available funds, after payment of the expenses of the Trustee and its respective agents up to the Allowable Expense Amount:

                                            o  distributions allocable to interest at the applicable interest rate on the applicable Certificate principal balance or
                                               notional amount, as the case may be, and

                                            o  distributions allocable to principal up to the Class A
                                               Allocation Amount.

                                                       S-7

                                            All distributions to Class A Certificateholders will be made only from available funds, which are funds that are available on any
                                            Distribution Date from the property of the Trust (including any proceeds received under the Call Warrants) as described herein.
                                            Available funds on any Distribution Date will be net of expenses described under "Description of Class A Certificates—Fees and
                                            Expenses" in this Prospectus Supplement.

                                            The "Allowable Expense Amount" with respect to extraordinary trust expenses for the Trust will be such expenses which in the aggregate exceed $20,000 but are less than the maximum
                                            reimbursable amount of $100,000.

                                            In the event that interest distributions on the Underlying
                                            Securities are insufficient to pay accrued interest on the
                                            Class A Certificates, the holders of the Class A Certificates will share in such distributions and in any resulting shortfalls on a pro rata basis.

                                            If the Underlying Securities are liquidated in whole or in part due to the occurrence of an Event of Default on the Underlying
                                            Securities or an SEC Reporting Failure (and an "in-kind"
                                            distribution is not made), the Trust's available funds will be allocated first to the holders of the Class A Certificates in accordance with the Class A Allocation Amount and second to the
                                            Warrantholders in an amount equal to the Warrantholders
                                            Allocation Amount.

                                            On any Distribution Date, the "Class A Allocation Amount" means, with respect to any amounts held by the Trust on such date, (i)
                                            all such amounts representing interest received with respect to the Underlying Securities, including accrued and unpaid interest, and (ii) 91.4328% of all such amounts representing principal of the Underlying Securities, not to exceed $25 per Class A
                                            Certificate.  On any Distribution Date, "Warrantholder Allocation
                                            Amount"  means, with respect to any amounts held by the Trust on such date representing principal of the Underlying Securities, the excess of all such amounts after allocation of the Class A
                                            Allocation Amount.

Special Distribution Dates                  If a payment with respect to the Underlying Securities is made to the Trustee after the Underlying Securities Scheduled Payment
                                            Date on which payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day (a
                                            "Special Distribution Date") as if the funds had constituted available funds on the Distribution Date immediately preceding such Special Distribution Date; provided, however, that the
                                            Record Date for such Special Distribution Date will be five
                                            Business Days prior to the day on which the related payment was received from the Underlying Securities Trustee.

Certain Federal Income
Tax Consequences                            In the opinion of Orrick, Herrington & Sutcliffe LLP, the issuing entity will not be classified as a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes, and therefore will not be subject to federal income tax.  The parties intend to treat the

                                                       S-8

                                            Trust as a "grantor trust" for federal income tax purposes.
                                            Accordingly, each Certificateholder will be treated as the owner of its pro rata interests in the principal and interest payments on the Underlying Securities and as the writer of its pro rata share of the Call Warrants. See "Material Federal Income Tax
                                            Consequences" in this Prospectus Supplement.

ERISA Considerations                        An "employee benefit plan" subject to the Title 1 of Employee
                                            Retirement Income Security Act of 1974, as amended, or a "plan"
                                            subject to Section 4975 of the Internal Revenue Code of 1986, as
                                            amended, contemplating the purchase of Class A Certificates should consult with its counsel before making such a purchase.
                                            The fiduciary of such an employee benefit plan or plan and such legal advisors should consider whether the Class A Certificates will satisfy all of the requirements of the "publicly-offered securities" exception described herein and the possible
                                            application of "prohibited transaction exemptions" described herein.  See "ERISA Considerations" in this Prospectus Supplement.

Listing                                     Application will be made to list the Class A Certificates on the
                                            New York Stock Exchange.  Trading of the Class A Certificates on
                                            the New York Stock Exchange is expected to commence within a
                                            30-day period after the initial delivery thereof.  It is unlikely that trading of the Class A Certificates on the New York Stock
                                            Exchange will be active.  There can be no assurance that the
                                            Class A Certificates, once listed, will continue to be eligible for trading on the NYSE.  See "Method of Distribution" in this
                                            Prospectus Supplement.

                         [Remainder of Page Left Intentionally Blank]

                                                       S-9

                                               RISK FACTORS

     You should consider the following factors in deciding whether to purchase the Class A Certificates, together with the additional factors set forth in the Prospectus under "Risk Factors":

1.    No investigation of the Underlying Securities or the Underlying Issuer has been made by the
      Depositor, the Underwriters or the Trustee in connection with the offering of the Class A
      Certificates.  None of the Depositor, the Underwriters or the Trustee has made, or will make, any investigation of the business condition, financial or otherwise, of the Underlying Issuer, or verified or will verify any reports or information filed by the Underlying Issuer with the
      Securities and Exchange Commission (the "Commission")  or otherwise made available to the public.
      None of the Depositor, the Underwriters or the Trustee are affiliated with the Underlying Issuer.

      Certificateholders will be exposed to the credit risk of the Underlying Issuer.  Material information with respect to the Underlying Issuer is described in public filings prepared by the
      Underlying Issuer and referred to in this Prospectus Supplement.  In addition, this section does not contain any risk factors relating to the Underlying Issuer.

      It is strongly recommended that prospective investors in the Class A Certificates consider and evaluate publicly available financial and other information regarding the Underlying Issuer.  The issuance of the Certificates should not be construed as an endorsement by the Depositor, the
      Underwriters or the Trustee of the financial condition or business prospects of the Underlying
      Issuer.  Potential Certificateholders should obtain and evaluate the same information concerning the Underlying Issuer as they would obtain and evaluate if they were investing directly in the
      Underlying Securities or in other debt securities issued by the Underlying Issuer.  None of the
      Depositor, the Trustee, the Underwriters, or any of their respective affiliates, assumes any responsibility for the accuracy, timeliness or completeness of any publicly available information of the Underlying Issuer filed with the SEC or any other comparable U.S. or international government agency or otherwise made publicly available or considered by a purchaser of the Class A
      Certificates in making its investment decision in connection therewith.  See "Description of the
      Underlying Securities" in this Prospectus Supplement.

      One or more affiliates of the Depositor and/or Wachovia Securities publish research reports from time to time with respect to the Underlying Issuer.  Such reports may make negative recommendations with respect to securities of the Underlying Issuer.  None of the Depositor, the
      Underwriters or the Trustee undertakes any responsibility to reflect or account for in this
      Prospectus Supplement the conclusions or analyses set forth in such research reports.  You may obtain a copy of any research reports relating to the Underlying Issuer by requesting them from your broker or from the Depositor and/or Wachovia Securities directly.

2.    The Underlying Securities are the only payment source for the Class A Certificates.  The payments made by the Underlying Issuer on the Underlying Securities are the only source of payment for your Class A Certificates.  The Underlying Securities are unsecured obligations of the
      Underlying Issuer.  The Underlying Issuer is subject to laws relating to bankruptcy, moratorium, reorganization or other insolvency proceedings.  If the Underlying Issuer experiences financial difficulties, there may be delays in payment, partial payment or non-payment of your Class A
      Certificates.  In the event of nonpayment on the Underlying Securities by the Underlying Issuer,
      you will bear the risk of such nonpayment.  See "Description of the Class A Certificates—Recovery
      on Underlying Securities Following Payment Default or Acceleration" in this Prospectus
      Supplement.  The Underlying Securities are not guaranteed by the federal government or any agency or instrumentality of the federal government.  The Certificates represent interests in the Trust only and do not represent an interest in or obligation of the Underwriters, the Depositor, the
      Trustee or any of their affiliates.

3.    Certain payments to Wachovia Securities.  On August 15, 2007 as payment of the balance of the purchase price for the Underlying Securities, the Trustee will pay to Wachovia Securities the amount of the interest accrued on the Underlying Securities from July 3, 2007 to, but not including, the Closing Date.  In the event a Payment Default or Acceleration on the Underlying
      Securities occurs on or prior to August 15, 2007 and Wachovia Securities is not paid such accrued interest on such date, Wachovia Securities will have a claim for such accrued interest, and will share pro rata with the holders of the Certificates to the extent of such claim in the proceeds from the recovery on the Underlying Securities.  See "Description of the Class A
      Certificates—

                                                       S-10

      Recovery on Underlying Securities Following Payment Default or Acceleration" in this Prospectus
      Supplement.

4.    Holders of the Call Warrants, and not Class A Certificateholders, will benefit from any redemption premiums or market value appreciation on the Underlying Securities.  In some circumstances, redemption of the Underlying Securities requires payment of a redemption premium.
      However, the Class A Certificateholders will not be entitled to any share of any redemption or other premiums that may be paid on the Underlying Securities.  If an exercise of the Call Warrants occurs, the Class A Certificates will be redeemed in an aggregate certificate principal amount equal to the product of (i) the Warrant Conversion Percentage times (ii) the principal amount of
      Underlying Securities purchased by the holders of the Call Warrants, and the redemption price to
      Class A Certificateholders will be equal to 100% of the principal amount of Class A Certificates to be redeemed plus accrued and unpaid interest to the date of redemption at the Pass-Through Rate in effect at such time.  The right of the Warrantholders to purchase the Underlying Securities will effectively reserve to the Warrantholders the right to receive any redemption or other premium paid on the Underlying Securities and, after August 15, 2012, the right to realize the resulting gain in the event of an increase in the market value of the Underlying Securities relative to their value as of the date of this Prospectus Supplement.

5.    Prepayments on the Underlying Securities affect yield on the Certificates.  A redemption of the
      Underlying Securities or an exercise of a Call Warrant may result in an early redemption or a call of the Class A Certificates at a time when reinvestment in securities with yields comparable to that of the Class A Certificates is not possible.  This is particularly important because a decreasing interest rate environment will make an exercise of a Call Warrant more likely.  There can be no assurance as to the effect of any redemption or exercise of the Call Warrants on a
      Certificateholder's yield in the Certificates.

6.    A failure by the Underlying Issuer to file reports with the SEC could cause early termination of the Trust or cause the Certificates to be ineligible for listing on the New York Stock
      Exchange.  Application has been made to list the Class A Certificates on the NYSE.  Trading of the
      Class A Certificates on the NYSE is expected to commence within a 30-day period after the initial delivery of the Class A Certificates. There can be no assurance that the Class A Certificates, once listed, will continue to be eligible for trading on the NYSE.  Should the Underlying Issuer cease to report under the Securities Exchange Act of 1934, as amended, the Trustee may be required to liquidate the Underlying Securities, or to distribute to any duly electing Certificateholder its proportionate share of the Underlying Securities themselves (subject to the requirement that the Underlying Securities be distributed in authorized denominations).  Any such liquidation of the Underlying Securities would result in a final distribution to Certificateholders of the net proceeds of such liquidation.  In any event, there can be no assurance that, at the time of any such liquidation or distribution, the market price of the Underlying Securities will equal the principal amount of the Certificates.  As a result, you may suffer a loss upon any such occurrence.  See "Description of the Class A Certificates—Action Upon Underlying Issuer Failing to
      Report Under the Exchange Act" in this Prospectus Supplement.

      In addition, to the extent permitted by law, in the event of an SEC Reporting Failure the Trust's
      Exchange Act reporting obligations may be terminated, the listing of the Certificates on the NYSE may be discontinued in accordance with NYSE Rules, and the Trust may continue without a liquidation or distribution of the Underlying Securities

      A failure or termination of reporting by the Underlying Issuer may occur as a result of, among other reasons, a merger or acquisition, redemption or delisting of unrelated securities of the
      Underlying Issuer, or any guarantors of its obligations, or changes in its corporate structure, a restatement or unavailability of financial statements, or other events with respect to the
      Underlying Issuer over which the Depositor has no control.

7.    A downgrade by the Rating Agency of the Underlying Securities would reduce the value of the
      Class A Certificates.  At the time of issuance, the Class A Certificates will have the rating assigned by S&P equivalent to the rating of the Underlying Securities.  It is expected that the rating of the Class A Certificates will change if the rating of the Underlying Securities changes.  The rating issued for the Class A Certificates is not a recommendation to purchase, sell or hold Class A Certificates.  The rating does not comment on the market price of the Class A
      Certificates or their suitability for a particular investor.  In addition, the rating does not address the likelihood of the Underlying Issuer failing to report under the Exchange Act.  There can be no assurance that the rating assigned to the Certificates will remain for any given period of time or that the rating will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances,

                                                       S-11

      including without limitation, the rating of the Underlying Securities, so warrant. Any downward revision or withdrawal of the rating is likely to have an adverse effect on the market price of the Class A Certificates. Moody's Investors Service, Inc. ("Moody's") has also assigned a rating to the Underlying Securities but has not been asked to rate the Certificates. Nonetheless, if
      Moody's downgrades the Underlying Securities, that action could also have an adverse effect on the market price of the Certificates even in the absence of a direct rating by Moody's of the
      Certificates.

8.    The Underlying Securities are subordinated debt securities, and the Underlying Issuer is the only payment source for the Underlying Securities.  The Underlying Securities are the only payment source for the Certificates.  The payments made by the Underlying Issuer on the Underlying
      Securities are the only sources of payment for your Certificates.  The obligations of the
      Underlying Issuer with respect to the Underlying Securities will be unsecured and rank subordinate and junior in right of payment to all existing and future senior indebtedness of the Underlying
      Issuer.  In the case of a bankruptcy or insolvency proceeding, the Underlying Issuer's obligations with respect to the Underlying Securities will also rank subordinate and junior in right of payment to all liabilities of the Underlying Issuer other than debt of the Underlying Issuer that by its terms does not rank senior upon liquidation to the Underlying Securities and with the
      Underlying Issuer's trade creditors.  In the event of any nonpayment on the Underlying Securities by the Underlying Issuer, you will bear the risk of such nonpayment.  See "Description of the
      Class A Certificates—Recovery on Underlying Securities Following Payment Default or Acceleration"
      herein.

9.    Interest distributions on the Underlying Securities and on the Certificates may be deferred.
      The Underlying Issuer has the right under the junior subordinated indenture to defer payments of interest on the Underlying Securities at any time or from time to time for a period not exceeding
      10 years with respect to each Deferral Period, provided that no Deferral Period may extend beyond the Final Maturity Date of the Underlying Securities.  As a consequence of any such deferral, the amount of distributions to which holders of the Underlying Securities are entitled will accumulate additional distributions (to the extent permitted by applicable law) at the rate equal to the annual interest rate then applicable to the Underlying Securities, from the relevant payment date for such distributions during any such Deferral Period.  Prior to the termination of any such
      Deferral Period, the Underlying Issuer may further extend such Deferral Period, provided that such extension does not cause a Deferral Period to exceed 10 years.  Upon the termination of any
      Deferral Period and the payment of all interest then accrued and unpaid on the Underlying
      Securities, the Underlying Issuer may elect to begin a new Deferral Period, subject to the above requirements.  There is no limitation on the number of times that the Underlying Issuer may elect to begin a Deferral Period.  A permitted deferral of interest payments during a Deferral Period is not an event of default under the Underlying Securities Trust Agreement.  Upon any such deferral, payments on the Certificates will also be deferred.  Interest payments on the Certificates will resume once (i) distributions on the Underlying Securities have resumed and (ii) all amounts due and payable on the Underlying Securities have been received by the Trust, and will thereafter be payable on each succeeding Underlying Securities Payment Date once distributions on the Underlying
      Securities have resumed.  See "Description of the Certificates—Distributions."

10.   The interests of the Certificateholders with respect to Underlying Securities may conflict with the interests of Wachovia Securities, the Depositor or their affiliates.  Wachovia Securities and other affiliates of the Depositor may commence, maintain or continue to maintain commercial relationships with respect to the Underlying Issuer or its affiliates.  In particular, affiliates of the Depositor may provide investment banking and other financial services to, and may enter into derivative transactions with, the Underlying Issuer or its affiliates.  Affiliates of the
      Depositor may also hold long or short positions with respect to securities or other obligations of the Underlying Issuer or its affiliates (including the Underlying Securities), or may enter into credit derivative or other derivative transactions with third parties with respect to those obligations.  In connection with those transactions, affiliates of Wachovia Securities or the
      Depositor may exercise or enforce rights against, and may otherwise act with respect to, the
      Underlying Issuer or its affiliates without regard to the issuance of the Certificates and the related transactions described in this Prospectus Supplement.  Any such actions might have an adverse effect on the Underlying Securities, the Underlying Issuer, the ability of the Trust to exercise or enforce any rights with respect to the Underlying Securities or the value of the
      Certificates.  In the case of a bankruptcy or insolvency of the Underlying Issuer or its affiliates, or any other default under securities or other obligations of the Underlying Issuer or its affiliates (including the Underlying Securities), the interests of the Certificateholders with respect to Underlying Securities held by the Trust may be in conflict with the interests of
      Wachovia Securities, the Depositor or their affiliates that have entered into transactions with the Underlying Issuer or its affiliates.

                                                       S-12

      Each Certificateholder will be deemed to have acknowledged and agreed that the Underwriters and their respective affiliates may engage in any kind of business with, or have an investment in, the
      Underlying Issuer or its affiliates, and in this regard, may obtain or be in possession of non-public information regarding the Underlying Securities or related persons which may not be made available to Certificateholders.

11.   The Certificates may not be actively traded.  There may be little or no secondary market for the Class A Certificates.  Although the Class A Certificates are expected to be listed on the
      NYSE, it is not possible to predict whether the Class A Certificates will trade in the secondary market.  Even if there is a secondary market, it may not provide significant liquidity.

12.   Market value of Underlying Securities will affect the market value of the Certificates.  The market value of the Underlying Securities, due to their maturity, will be sensitive to changes in prevailing market interest rates, and will also vary depending upon the creditworthiness of the
      Underlying Issuer and other factors.  Any decline in the market value of the Underlying Securities will correspondingly affect the market value of the Class A Certificates, and a holder of the
      Class A Certificates will bear the risk of any such decline in market value.

13.   Holders of the Certificates may be required to recognize income for U.S. federal income tax purposes at the time interest accrues, whether or not they actually receive interest income at that time.  If a deferral of an interest payment on the Underlying Securities occurs (whether at the Underlying Issuer's option or due to a market disruption event as described in the Underlying
      Securities Prospectus), which would cause a corresponding deferral of distributions on the
      Underlying Securities, each holder of the Underlying Securities, including the Trust, will be required to accrue income for United States federal income tax purposes in the amount of the accumulated distributions on the Underlying Securities, in the form of original issue discount.
      In that event, you, as a Certificateholder will recognize income for United States federal income tax purposes in advance of the receipt of cash corresponding to that income, and will not receive the cash related to that income from the Underlying Issuer if you dispose of your Certificates prior to the applicable record date for any distributions of those amounts.

14.   Bankruptcy of certain transaction parties may cause a delay or reduction in payments.  Wachovia
      Capital Markets, LLC will represent and warrant that its transfer of each Underlying Security to the Depositor is a sale.  If Wachovia Capital Markets, LLC were to become a debtor in a bankruptcy case, and a party in interest (including Wachovia Capital Markets, LLC itself) were to take the position that the transfer of the Underlying Securities to the Depositor should be recharacterized as the grant of a security interest in such Underlying Securities to secure a borrowing of
      Wachovia Capital Markets, LLC, delays in payments on the Certificates could result.  If a court were to adopt such position, then delays or reductions in payments on the Certificates could result.  The Depositor will represent and warrant that the transfer of each Underlying Security to the Trustee is a sale.  If the Depositor were to become a debtor in a bankruptcy case, and a party in interest (including the Depositor itself) were to take the position that the transfer of the
      Underlying Securities to the Trustee should be recharacterized as the grant of a security interest in such Underlying Securities to secure a borrowing of the Depositor, delays in payments on the
      Certificates could result.  If a court were to adopt such position, then delays or reductions in payments on the Certificates could result.

See "Risk Factors" and "Maturity and Yield Considerations" in the Prospectus.

                               [Remainder of Page Left Intentionally Blank]

                                                       S-13

                                     FORMATION OF THE ISSUING ENTITY

     The issuing entity will be STRATS(SM) Trust for Ambac Financial Group, Inc. Securities, Series 2007-1
(the "Trust"), a New York common law trust, formed pursuant to a trust agreement, dated September 8,
2006, and including the related series supplement (collectively, the "Trust Agreement") dated July 16,
2007 (the "Closing Date") between Synthetic Fixed-Income Securities, Inc. (the "Depositor") and U.S.
Bank Trust National Association, as Trustee (the "Trustee").  At the time of the execution and delivery of the Trust Agreement, the Depositor will sell $37,500,000 of 6.15% Directly-Issued Subordinated
Capital Securities due 2037 issued by the Underlying Issuer (the "Underlying Securities") to the
Trustee.  The Trustee, on behalf of the Trust, will purchase such Underlying Securities and will deliver the Certificates subject to the Call Warrants on the Underlying Securities (the "Call Warrants") in
accordance with the instructions of the Depositor.  The property of the Trust will consist solely of (i)
the Underlying Securities and (ii) all payments on or collections in respect of the Underlying
Securities accruing on or after the Closing Date.  The Trustee will hold the Underlying Securities for the benefit of the holders of the Certificates (the "Certificateholders"), subject to the rights of the
Warrantholders.

     The Underlying Securities will be purchased by Wachovia Securities or one of its affiliates in the secondary market (and not from the Underlying Issuer), and then Wachovia Securities or one of its affiliates will sell the Underlying Securities to the Depositor and the Depositor will sell such
Underlying Securities to the Trustee.  The Underlying Securities will not be acquired from the
Underlying Issuer as part of any distribution by or in accordance with any agreement with the Underlying
Issuer.  The Underlying Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to Wachovia Securities or the Trustee.

     The fiscal year end for the Trust will be December 31, commencing with December 31, 2007.

     The Trust has been established so as to minimize the risk that it would become insolvent or enter bankruptcy.  Nevertheless, it may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated.  If the Trust were to become insolvent or were to enter bankruptcy, distributions on the Class A Certificates could be delayed or reduced.

                                             USE OF PROCEEDS

     The net proceeds to be received by the Trust from the sale of the Class A Certificates and amounts paid at closing by the Warrantholders will be used to purchase the Underlying Securities.

                                          THE UNDERLYING ISSUER

     This Prospectus Supplement does not provide information with respect to the Underlying Issuer.  No investigation has been made of the financial condition or creditworthiness of the Underlying Issuer in connection with the issuance of the Certificates.  Neither Wachovia Securities nor the Depositor is an
affiliate of the Underlying Issuer.

     The Underlying Securities represent the sole assets of the Trust that are available to make distributions in respect of the Certificates.

     According to the Underlying Issuer's publicly available documents, the Underlying Issuer is a
Delaware corporation whose principal executive offices are located at One State Street Plaza, New York,
New York 10004 and is a holding company whose subsidiaries provide financial guarantee products and other financial services to clients in both the public and private sectors around the world.  The
Depositor is not an affiliate of the Underlying Issuer.  The Underlying Issuer is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information (including financial information) with the SEC under its Exchange Act file number, 001-10777.  The SEC maintains a database, known as "EDGAR" that can be accessed through the
SEC's web site at http://www.sec.gov as well as through certain privately run internet services.  For purposes of any electronic version of this Prospectus Supplement, the preceding uniform resource locator, or URL,

                                                       S-14

is an inactive textual reference only.  We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus.

     The EDGAR database contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.  Reports, proxy statements and other information filed by such issuer with the SEC pursuant to the informational requirements of the Exchange Act may be accessed on the EDGAR database.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at (800) SEC-0330 for further information on the operation of the SEC's public reference rooms.  In addition, such reports and other information can be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     The information contained in this Prospectus Supplement under the headings "The Underlying Issuer,"
"Description of the Underlying Securities" and "Appendix A—Description of the Underlying Securities" is
qualified in its entirety by, and should be read in conjunction with, (i) the Prospectus Supplement relating to the Underlying Securities dated February 7, 2007 (the "Underlying Securities Prospectus
Supplement"), and (ii) the Underlying Securities Prospectus dated February 6, 2007 (and together with the Underlying Securities Prospectus Supplement, the "Underlying Securities Prospectus") of which such
Underlying Securities Prospectus Supplement is a part.

     All of the information contained in this Prospectus Supplement relating to the Underlying
Securities has been derived from the Underlying Securities Prospectus and Underlying Securities
Registration Statement.  None of the Trustee, the Underwriters or the Depositor has participated in the preparation of the Underlying Securities Prospectus or the Underlying Securities Registration Statement,
or made any due diligence inquiry with respect to the information provided in such documents and no representation is made by the Trustee, the Underwriters or the Depositor as to the accuracy or completeness of the information contained in the Underlying Securities Prospectus or the Underlying
Securities Registration Statement. Events affecting the Underlying Securities or the Underlying Issuer may have occurred and may have not yet been publicly disclosed, which could affect the accuracy or completeness of the Underlying Securities Prospectus, the Underlying Securities Registration Statement
or the other publicly available documents described above.

                                 DESCRIPTION OF THE UNDERLYING SECURITIES

     This Prospectus Supplement sets forth the relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities. This Prospectus
Supplement relates only to the Certificates and does not relate to the Underlying Securities. All disclosure contained in this Prospectus Supplement with respect to the Underlying Securities is derived from the Underlying Securities Prospectus.  The Underlying Issuer is subject to the information reporting requirements of the Exchange Act.  Although the Depositor has no reason to believe the information concerning the Underlying Securities, the Underlying Issuer, or the Underlying Securities
Prospectus related to the Underlying Securities and other publicly available information is not reliable, neither the Depositor nor any Underwriter has participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided in such documents.
Events affecting the Underlying Securities or the Underlying Issuer may have occurred and may have not yet been publicly disclosed. This would affect the accuracy or completeness of the publicly available documents described above.

     No investigation of the Underlying Securities or the Underlying Issuer was made by the Depositor in connection with this offering.  The Underlying Securities were selected for inclusion in the Trust by the Depositor based on its assessment of investor preferences, the payment characteristics of the
Underlying Securities, and the price and availability of the Underlying Securities in the secondary market.

     As of June 28, 2007, the Depositor estimates that the market price of the Underlying Securities was
89.645% of their principal amount plus accrued interest.  This market price is based on one or more prices reported or available to the Depositor for actual sales occurring on June 28, 2007.  The foregoing market price of the Underlying Securities is not intended to indicate the market value of the
Certificates and does not reflect the cost of the Call Warrants.

     Ambac Financial Group, Inc. (the "Underlying Issuer") issued its 6.15% Directly-Issued Subordinated
Capital Securities due in 2037 in the principal amount of $400,000,000 in a public offering registered on Registration

                                                       S-15

Statement No. 333-131888 (the "Underlying Securities Prospectus"), filed by the Underlying Issuer with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Underlying
Securities CUSIP is 023139AF5.

     The rate of interest payable on the Underlying Securities is 6.150% per annum.

     The Underlying Securities of the Trust will consist solely of $37,500,000 aggregate principal amount of the Underlying Issuer's 6.15% Directly-Issued Subordinated Capital Securities due 2037 (the
"Underlying Securities").  Distributions of interest are required to be made on the Underlying Securities semi-annually on the 15th day of each February and August until the Underlying Securities Scheduled
Maturity Date, and thereafter monthly on the 15th day of each calendar month, or in each case if such day is not a Business Day on the next succeeding Business Day.  A single principal payment of
$37,500,000 is payable on the Underlying Securities Scheduled Maturity Date, subject to compliance with certain capital replacement covenants by the Underlying Issuer.  See "Appendix A—Repayment of
Principal—Scheduled Maturity."  The Underlying Issuer may defer its payment obligations under the
Underlying Securities, at any one time and from time to time, for up to 10 years.  All unpaid interest and principal on the Underlying Securities will be due and payable on the final maturity date, which is
February 7, 2087, or if that day is not a business day, then the following business day.  The Underlying
Securities are subject to redemption by the Underlying Issuer, in whole or in part, at any time and from time to time, prior to their final maturity date.  See "Appendix A—Repayment of Principal—Redemption."

     The Underlying Securities have been issued pursuant to a junior subordinated indenture dated as of
February 12, 2007, as supplemented by a first supplemental indenture dated as of February 12, 2007, each between the Underlying Issuer, and The Bank of New York, as trustee.

     The Underlying Securities will be purchased by Wachovia Securities or one of its affiliates in the secondary market (and not from the Underlying Issuer), and then Wachovia Securities or one of its affiliates will sell the Underlying Securities to the Depositor and the Depositor will sell such
Underlying Securities to the Trustee.  The Underlying Securities will not be acquired from the
Underlying Issuer as part of any distribution by or in accordance with any agreement with the Underlying
Issuer.  The Underlying Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to Wachovia Securities or the Trustee.

     In addition, each of the Underlying Securities will be subject to the Call Warrants described in this Prospectus Supplement under "Description of the Call Warrants and Warrantholders."  The Underlying
Securities constitute fully subordinated, unsecured indebtedness and rank junior in right of payment to all existing and future senior indebtedness of the Underlying Issuer.  The Underlying Securities
indenture does not limit the aggregate amount of securities that may be issued thereunder, and securities may be issued thereunder from time to time in one or more separate series up to the aggregate principal amount from time to time authorized by the Underlying Issuer for each series.  As of June 26,
2007, the Underlying Securities were rated "A+" by S&P, and, based on publicly available information, the Underlying Issuer was not in default in the payment of any installments of principal, interest or premium (if any) with respect to the Underlying Securities.  Any such rating of such Underlying
Securities is not a recommendation to purchase, hold or sell such Underlying Securities or the
Certificates, and a rating may not remain for any given period of time or may be lowered or withdrawn entirely by a rating agency in the future.  See "Rating" in this Prospectus Supplement and "Risk
Factors—Risk of the Rating of the Certificates being Downgraded or Withdrawn" in the accompanying
Prospectus regarding certain considerations applicable to the rating of the Certificates.

     For a summary of the material terms of the Underlying Securities, see Appendix A to this Prospectus
Supplement.

     The Trust will have no other significant assets other than the Underlying Securities from which to make distributions of amounts due in respect of the Certificates.  Consequently, the ability of
Certificateholders to receive distributions in respect of the Certificates will depend entirely on the
Trust's receipt of payments on the Underlying Securities from the Underlying Issuer.  Prospective purchasers of the Certificates should consider carefully the financial condition of the Underlying
Issuer and its ability to make payments in respect of the Underlying Securities.  This Prospectus
Supplement relates only to the Certificates being offered by this Prospectus Supplement and does not relate to the Underlying Securities.

                                                       S-16

                                THE UNDERWRITERS AND THE UNDERLYING ISSUER

     From time to time, Wachovia Capital Markets, LLC (herein referred to by its trade name "Wachovia
Securities") or RBC Dain Rauscher Inc. (collectively with Wachovia Securities, the "Underwriters") may be engaged by the Underlying Issuer as underwriters or placement agent, in an advisory capacity or in other business arrangements.  In addition, the Underwriters or an affiliate of the Depositor may make a market in other outstanding securities of the Underlying Issuer.  See "Risk Factors—Conflicts of
Interest" in this Prospectus Supplement.

                                              THE DEPOSITOR

     The Depositor was incorporated in the State of Delaware on April 12, 2001, as a wholly owned, limited purpose subsidiary of Wachovia Corporation.  The business activities of the Depositor are limited by its Certificate of Incorporation to the acquiring, owning, holding, selling, transferring, assigning or otherwise dealing with or in certain debt or asset backed securities, issuing, offering and selling certificates or notes that represent interests in or are secured by such debt or asset backed securities, and generally any activities that are incidental to the foregoing.  The principal office of the Depositor is located at One Wachovia Center, 301 South College Street, DC 8, Charlotte, NC 28288,
Attention: Structured Notes Desk.

     In its securitization program, the Depositor acquires fixed income securities from time to time and transfers them to trusts that it forms which in turn issue securities, such as the Certificates, backed by the transferred fixed income securities and also backed by or subject to any other assets arranged for by the Depositor.  The Depositor sells the securities issued through these securitizations in both public offerings and private placements.  In each such offering, Wachovia Securities, the Depositor's affiliate, has been the managing or sole underwriter or, in the case of the private placements, the initial purchaser of the securities.  The Depositor regularly evaluates market conditions and publicly tradable fixed income securities to identify opportunities to engage in transactions of this type.  The
Depositor has been securitizing fixed income securities in this manner since 2003.  Through December 31,
2006, the Depositor has completed 27 public securitizations, one in 2003, 16 in 2004, 6 in 2005 and 4 in
2006.  The aggregate principal amount of securities issued in these securitizations is approximately
$748 million.

     The Depositor will have no obligations with respect to the Certificates following their issuance, except to the limited extent set forth in the Trust Agreement.  The Depositor's obligations under the
Trust Agreement following the issuance of the Certificates will be limited to (i) acting as set forth in this Prospectus Supplement under "Description of the Class A Certificates—Action Upon Underlying Issuer
Failing to Report Under the Exchange Act" in the event of an SEC Reporting Failure, (ii) directing the
Trustee in the manner of any early liquidation of the Trust, (iii) providing notice to the Trustee in the event DTC is no longer willing or able to act as Clearing Agency with respect to the Certificates,
(iv) filing periodic reports in relation to the Trust under the Exchange Act for so long as such reporting obligations apply to the Trust, (v) providing for the payment of the fees of the Trustee and providing indemnification to the Trustee for certain liabilities and expenses and (vi) appointing a replacement trustee in the event of the Trustee's resignation or removal.

                           DESCRIPTION OF THE CALL WARRANTS AND WARRANTHOLDERS

     Concurrently with the execution of the Trust Agreement and the delivery of the Class A
Certificates, the Trustee, on behalf of the Trust, will execute an agreement (the "Warrant Agent
Agreement"), initially evidencing (i) call options with respect to the Underlying Securities and (ii)
the right to receive the Warrantholder Allocation Amounts (the "Call Warrants").  The Trustee will perform the Trust's obligations under the Warrant Agent Agreement and the Call Warrants in accordance with their respective terms.  The Trust will hold the Underlying Securities subject to the Call Warrants.

     On the Closing Date, the Warrantholder will be required to make an upfront payment to the Trust as consideration for the Call Warrants.  Such upfront payment will be used to help purchase the Underlying
Securities.

     Each Call Warrant may be exercised by the relevant Warrantholder in whole or in part on any Warrant
Exercise Date.  Upon exercise of a Call Warrant, the Warrantholder will be entitled to delivery of the
Called Underlying Securities except that if such call notice is in connection with a tender offer and the called Underlying Securities cannot be delivered to the relevant Warrantholder due to time constraints or other restrictions relating to such tender, the Warrant Agent under the Warrant Agent
Agreement (the "Warrant Agent")  will instruct the Trustee to distribute

                                                       S-17

to the exercising Warrantholder the excess of the tender offer proceeds over the Warrant Exercise
Purchase Price pursuant to the Trust Agreement. The "Called Underlying Securities" will be Underlying
Securities having a principal amount equal to $500,000 per exercised Call Warrant, and in increments of
$1,000 in excess of $500,000.

     "Warrant Exercise Date" means any Business Day on or after August 15, 2012, and any Business Day during any earlier period during which (i) an Event of Default with respect to the Underlying Securities has occurred and is continuing, (ii) a tender offer for the Underlying Securities has occurred, (iii)
any redemption or other unscheduled payment on the Underlying Securities has been announced and the distribution to securityholders of the redemption price or other unscheduled payment has not yet occurred or (iv) an SEC Reporting Failure has occurred and is continuing, in each case as set forth in the notice from the Warrantholder to the Trustee.

     The Trustee will notify the Certificateholders and the rating agencies upon receipt of any notice, pursuant to the provisions of the Call Warrants, of a Warrantholder's intent to exercise its Call
Warrants.  Such notice from the Trustee will state (i) the Warrant Exercise Date, (ii) that such exercise of the Call Warrant is conditional upon receipt by the Trustee of the Warrant Exercise Purchase
Price with respect to such exercise and (iii) that there will be selected for redemption (in the case of the Class A Certificates, by lot, or in the event redemption by lot is not practicable, by pro rata reduction) a certificate principal balance of Class A Certificates in an amount equal to the product of
(i) the Warrant Conversion Percentage times (ii) the principal amount of Underlying Securities to be purchased, and that such redemption of the Certificates will occur on the Warrant Exercise Date at a price equal to 100% of the certificate principal balance of the Class A Certificates to be redeemed ($25 per each Class A Certificate that is redeemed in full and has not previously received distributions in respect of principal) plus accrued and unpaid interest to the date of redemption.  A holder of a Call
Warrant may rescind its notice given pursuant to the terms of the Call Warrant and any rescission of such notice or failure to pay the Warrant Exercise Purchase Price pursuant to a rescinded notice will not adversely affect the right of a Warrantholder to deliver a notice thereafter; provided, that a call notice delivered in connection with a tender offer may not be rescinded after such time as the Trustee has tendered the Underlying Securities for payment.  The Trustee will promptly notify Certificateholders of any rescission of such a notice and that the redemption of Certificates in connection with such exercise is also rescinded.

     Upon receipt of the Warrant Exercise Purchase Price and the Call Warrants being exercised, the
Trustee will deposit the amount of the Warrant Exercise Purchase Price in the certificate account on or before the related Warrant Exercise Date and pay to the Certificateholders the amount described in clause (iii) of the immediately preceding paragraph.  The Certificates to be redeemed will be selected, in the case of the Class A Certificates, by the Trustee or DTC by lot, or in the event redemption by lot is not practicable, by pro rata reduction of the aggregate certificate principal balance of Class A
Certificates to be redeemed, and all Class A Certificates so selected by the Trustee or DTC by lot, or in the event redemption by lot is not practicable, by pro rata reduction of the aggregate certificate principal balance of Class A Certificates to be redeemed, and all Class A Certificates so selected will be paid for on the Warrant Exercise Date.

     "Warrant Conversion Percentage" means 91.4328%, being percentage equivalent of (i) the aggregate certificate principal balance of Class A Certificates as of the Closing Date, divided by (ii) the aggregate principal balance of Underlying Securities on the Closing Date.

     "Warrant Exercise Purchase Price" means an amount paid by the Warrantholder on each Warrant
Exercise Date equal to the product of (i) the Warrant Conversion Percentage and (ii) the principal amount of the Called Underlying Securities being purchased, in each case, plus accrued and unpaid interest to and including the Warrant Exercise Date.

     All distributions to Certificateholders will be subject to exercise of Call Warrants and payment of the applicable portion of the related Warrant Exercise Purchase Price in lieu of such distribution in the event the related Distribution Date is also a Warrant Exercise Date.

     In addition, the Call Warrants will become immediately exercisable upon the occurrence of an SEC
Reporting Failure (whether such SEC Reporting Failure occurs before or after August 15, 2012) and, if the Call Warrants are in the money, as defined below, they will be deemed to be exercised without further action by the Warrantholders and will be cash settled concurrently with the distribution to
Certificateholders.  Notwithstanding the foregoing, if at any time an SEC Reporting Failure occurs and is continuing, Warrantholders will have the right to exercise the Call Warrants so long as the Call
Warrants are exercised prior to the liquidation or distribution of the Underlying Securities.  The distribution will be allocated to the holders of the Class A Certificates in an amount equal to the

                                                       S-18

Class A Allocation Amount and will be made to the Certificateholders on a pro rata basis according to the outstanding certificate principal balance for the Class A Certificates held, provided that the Class A
Certificateholders will not receive more than $25 per Certificate plus accrued interest thereon to the date of redemption.  Any liquidation proceeds or Underlying Securities in excess of the amounts distributed to the Certificateholders pursuant to the preceding sentence will be distributed to the
Warrantholders on a pro rata basis according to the number of Call Warrants held.

     If an SEC Reporting Failure occurs, the Trustee will solicit bids for the sale of the Underlying
Securities with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market and the Warrantholders, and may solicit additional bids from such other parties as the Depositor deems appropriate.  For purposes hereof, the Call Warrants will be deemed to be "in the money" if the highest firm bid received with respect to all Underlying Securities held by the Trust exceeds the Warrant Exercise Purchase Price for such Underlying Securities, and cash settlement will be made in an amount equal to such excess (but only if the Underlying Securities are actually sold at a price equal to the amount of such bid).  The Trustee will not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids.  If a bid for the sale of the Underlying Securities has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee will request new bids from such leading dealers.

     If the Trustee receives notice of a tender offer for some or all of the Underlying Securities, the
Trustee will within two Business Days notify the Warrant Agent and forward to the Warrant Agent copies of all materials received by the Trustee in connection therewith.  Upon receipt of notice of a tender offer by a Warrantholder and up until five Business Days prior to the expiration of the tender offer acceptance period, each Call Warrant will become exercisable and the Warrantholder will have the right to issue a call notice (as defined in the Call Warrant) notifying the Trustee that such Warrantholder desires to exercise all or a portion of its Call Warrants.

     The Warrant Exercise Date for any exercise of Call Warrants in connection with a tender offer will be deemed to be the Business Day on which such Underlying Securities are accepted for payment and paid for.

     The Warrant Exercise Purchase Price will be deducted from the tender offer proceeds and paid to
Certificateholders as provided in this Prospectus Supplement, and the excess of the tender offer proceeds over the Warrant Exercise Purchase Price will be paid to the exercising Warrantholders pro rata in respect to their proportionate exercises of Call Warrants or, if the Warrant Exercise Purchase Price
exceeds the tender offer proceeds, the amount of such excess will be paid by the exercising
Warrantholders pro rata in respect to their proportionate exercises of Call Warrants.

     If fewer than all tendered Underlying Securities are accepted for payment and paid for, (i) the amount of Call Warrants exercised will be reduced to an amount that corresponds to a number of the
Underlying Securities accepted for payment and paid for (without regard to any restrictions on the amount to be exercised, so long as such restrictions would have been satisfied had all tendered
Underlying Securities been accepted for payment and paid for); (ii) each Warrantholder's exercise will be reduced by its share (proportionate to the amount specified in its exercise notice) of the amount of
Underlying Securities not accepted for payment and paid for; (iii) the Warrant Exercise Purchase Price will be determined after giving effect to the reduction specified in clause (ii); (iv) the Call Warrants that relate to the reduction specified in clause (ii) will remain outstanding; and (v) the excess of the tender offer proceeds over the Warrant Exercise Purchase Price will be allocated in proportion to the amount of Call Warrants deemed exercised as set forth in clause (i) above or, if the Warrant Exercise
Purchase Price exceeds the tender offer proceeds the amount of such excess will be paid by the exercising Warrantholders pro rata in respect to their proportionate exercises of Call Warrants.

     If the tender offer is terminated by the Underlying Issuer or an affiliate thereof without consummation thereof or if all tenders by the Trust of Underlying Securities are otherwise rejected, then (i) the call notices will be of no further force and effect, and (ii) any Call Warrants relating to such call notices will not be exercised and will remain outstanding.

     Prior to the exercise of a Call Warrant, the holder of such Call Warrant will not be entitled to any of the rights of a holder of the Underlying Securities, including, without limitation, the right to receive the payment of any amount on or in respect of the Underlying Securities or to enforce any of the covenants of the Trust Agreement; provided, however, that the Warrantholders are entitled to receive the
Warrantholder Allocation Amount in connection with any redemption of the Underlying Securities or any distribution to the Trust of amounts representing repayment of principal on the Underlying Securities.

                                                       S-19

     Notwithstanding anything to the contrary in the Trust Agreement, the Trustee will at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the
Underlying Securities (including, without limitation, any demand to accelerate the Underlying
Securities) or (ii) which would result in the exchange or substitution of any Underlying Security whether or not pursuant to a plan for the refunding or refinancing of such Underlying Security, except in each case with the unanimous consent of the Warrantholders, and subject to the requirement that such vote would not materially increase the likelihood that the Trust will fail to qualify as a grantor trust for federal income tax purpose, and, in any event, that the Trust will not fail to qualify as either a grantor trust or partnership (other than a publicly traded partnership treated as a corporation) under the Code, such determination to be based solely on an opinion of counsel; provided, however, that the restriction described in this paragraph will not apply to any tender of Underlying Securities pursuant to a tender offer at the direction of a Warrantholder in accordance with the terms of the Call Warrants.

     A notice by the holder of the Call Warrant does not impose any obligations on the holder of such
Call Warrant in any way to pay any Warrant Exercise Purchase Price.  If on the Warrant Exercise Date the
holder of the Call Warrant being exercised has not paid the Warrant Exercise Purchase Price, then such notice will automatically expire and none of the holders of such Call Warrant, the Trustee or any other person will have any obligations with respect to such notice by the holder of such Call Warrant.  The expiration of a notice by the holder of a Call Warrant will in no way affect the right of holder of such
Call Warrant to subsequently deliver a notice which satisfies the terms of the Trust Agreement.

     If Underlying Securities are redeemed in part by the Underlying Issuer and the Warrantholders do not exercise their call rights in connection with such partial redemption, then the number of Call
Warrants held by each Warrantholder will be reduced proportionately to the aggregate amount of
Underlying Securities held by the Trust after giving effect to such partial redemption.

     It is anticipated that there will only be a single Warrantholder.  As of the Closing Date, the
Warrantholder is anticipated to be Wachovia Capital Markets, LLC or its affiliate.  There can be no assurance that Wachovia Capital Markets, LLC will hold the Call Warrants for any period of time and, in fact, Wachovia Capital Markets, LLC has informed the Depositor that Wachovia Capital Markets, LLC intends to market the Call Warrants for sale on or after the Closing Date.  The Call Warrants may not be transferred except to a transferee whom the transferor of the Call Warrants reasonably believes is (i) a
"Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act) and (ii) acquiring the Call Warrants for its own account or for the account of an investor of the type described in clause
(i) above as to which the transferee exercises sole investment discretion.

     The right to exercise a Call Warrant will expire on the earliest to occur of (a) the cancellation thereof, or (b) the liquidation, disposition or payment in full (whether by maturity, redemption or otherwise) of all of the Underlying Securities.

                                 DESCRIPTION OF THE CLASS A CERTIFICATES

General

     The Class A Certificates have in the aggregate an initial Certificate Principal Balance of
$34,287,300 (approximate) and will bear interest at an initial Pass-Through Rate equal to 6.70%, provided that from and after the Underlying Securities Scheduled Maturity Date, the Pass-Through Rate will be reset monthly.

     The Certificates will be issued pursuant to the terms of the Trust Agreement.  The following summary as well as other pertinent information included elsewhere in this Prospectus Supplement and in the accompanying Prospectus describes material terms of the Class A Certificates and the Trust
Agreement, but does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Certificates and the Trust Agreement.  The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the accompanying Prospectus, to which description reference is hereby made.

     The property of the Trust will consist of (i) the Underlying Securities, and (ii) all payments on or collections in respect of the Underlying Securities accruing on or after the Closing Date.  The property of the Trust will be held for the benefit of the holders of the Certificates by the Trustee, subject to the rights of the holders of the Call Warrants.

                                                       S-20

     There will be a single class of Certificates, designated as Class A Certificates.  The Class A
Certificates will be denominated and distributions with respect to the Class A Certificates will be payable in U.S. dollars, which will be the "Specified Currency" as such term is defined in the accompanying Prospectus.  The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust, subject to the rights of the Call Warrants.

     The Class A Certificates have in the aggregate an initial Certificate principal balance of
$34,287,300 (approximate) and will bear interest at the Pass-Through Rate.  The Pass-Through Rate will be a rate per annum initially equal to 6.70%, provided that from and after the Underlying Securities
Scheduled Maturity Date, the Pass-Through Rate will be reset monthly.

     All distributions to Certificateholders will be made only from the property of the Trust (including any proceeds received from the exercise of the Call Warrants) as described herein.  The Certificates do not represent an interest in or obligation of the Depositor, the Underlying Issuer, the Trustee, the
Underwriters, or any affiliate of any thereof.

     The Class A Certificates will be delivered in registered form.  The Class A Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants in denominations of $25.  The Class A Certificates will each initially be represented by one or more global Certificates registered in the name of the nominee of DTC, together with any successor clearing agency selected by the Depositor (the "Clearing Agency"), except as provided below.
The CUSIP for the Class A Certificates is 784786204.  The Depositor has been informed by DTC that DTC's nominee will be Cede & Co.  No holder of any such Certificate will be entitled to receive a Certificate representing such person's interest, except as set forth below under "—Definitive Certificates."  Unless and until definitive Class A Certificates are issued under the limited circumstances described below, all references to actions by Class A Certificateholders with respect to any such Class A Certificates will refer to actions taken by DTC upon instructions from its Participants.  See "—Definitive
Certificates" below and "Description of the Certificates—Global Securities" in the Prospectus.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Class A Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Class A Certificates are credited.
Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of participants whose holdings of such Class A Certificates evidence such specified Voting
Rights.  DTC may take conflicting actions with respect to Voting Rights, to the extent that participants whose holdings of Class A Certificates evidence such Voting Rights, authorize divergent action.

Definitive Certificates

     Definitive Certificates will be issued to Class A Certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing
Agency with respect to the Class A Certificates and the Depositor is unable to locate a qualified successor or (ii) to the extent permitted by law or by the rules and procedures of DTC, the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all participants of the availability through DTC of definitive Class A Certificates.
Upon surrender by DTC of the definitive Class A Certificates representing the Class A Certificates and receipt of instructions for re-registration, the Trustee will reissue such Class A Certificates as definitive Certificates issued in the respective principal amounts owned by the individual owners of the
Class A Certificates.  Thereafter the Trustee will recognize the holders of the definitive Certificates as Class A Certificateholders under the Trust Agreement.

Distributions

     Each Class A Certificate evidences the right to receive (i) distributions of interest, (A) for each interest period commencing prior to the Underlying Securities Scheduled Maturity Date, semi-annually on the 15th day of February and August, commencing August 15, 2007, and (B) for each interest period commencing on or after the Underlying Securities Scheduled Maturity Date, monthly on the 15th day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day (each, a
"Distribution Date") at a rate equal to the Pass-Through Rate on their outstanding principal balance and
(ii) a distribution of principal equal to $25 per Class A Certificate on February 7, 2087, or earlier upon repayment in full of the Underlying Securities on the Underlying Securities Scheduled Repayment
Date or upon redemption of the Underlying Securities or redemption of the Class A

                                                       S-21

Certificates in the event the Call Warrants are exercised.  See "—Redemption of the Class A
Certificates Upon Exercise of a Call Warrant" below. Interest will begin to accrue on the Class A
Certificates on the Closing Date.

     If a distribution is scheduled to be made on any day which is not a Business Day, then such distribution will be made on the next succeeding Business Day.  With respect to any Distribution Date, the record date is the day immediately prior to such Distribution Date.  For purposes of determining the
Distribution Date, "Business Day" means any other day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

     All distributions to Certificateholders will be made only from available funds, which are funds that are available on any Distribution Date from the property of the Trust (including any proceeds received under the Call Warrants) as described herein.  Available funds on any Distribution Date will be net of expenses described under "Description of the Class A Certificates—Fees and Expenses" in this
Prospectus Supplement and after payment of expenses of the Trustee and its respective agents up to the
Allowable Expense Amount.  The "Allowable Expense Amount"  with respect to extraordinary trust expenses for the Trust will be such expenses which in the aggregate exceed $20,000 but are less than the maximum reimbursable amount of $100,000.  Extraordinary trust expenses include all expenses, fees, costs and disbursements related to the Trust, incurred by the Trustee or its agents, excluding the Trustee's initial acceptance fees, exchange listing fees and expenses associated with scheduled SEC filings.

     In the event that interest distributions on the Underlying Securities are insufficient to pay accrued interest on the Class A Certificates, the holders of the Class A Certificates will share in such distributions and in any resulting shortfalls on a pro rata basis.

     If the Underlying Securities are liquidated in whole or in part due to the occurrence of an Event of Default on the Underlying Securities or an SEC Reporting Failure (and an "in-kind" distribution is not made), the Trust's available funds will be allocated first, to the holders of the Class A
Certificates in an amount equal to the Class A Allocation Amount and second, to the Warrantholders in an amount equal to the Warrantholder Allocation Amount.

     On any Distribution Date, the "Class A Allocation Amount" means, with respect to any amounts held by the Trust on such date, (i) all such amounts representing interest received with respect to the
Underlying Securities, including accrued and unpaid interest, and (ii) 91.4328% of all such amounts representing principal of the Underlying Securities, not to exceed $25 per Class A Certificate.  On any
Distribution Date, "Warrantholder Allocation Amount" means, with respect to any amounts held by the
Trust on such date representing principal of the Underlying Securities, the excess of all such amounts after allocation of the Class A Allocation Amount.

Redemption of the Class A Certificates Upon Exercise of a Call Warrant

     The Class A Certificates will be subject to redemption in connection with the exercise of a Call
Warrant.  See "Description of the Call Warrants and Warrantholders" in this Prospectus Supplement.

Fees and Expenses

     As described under "—Distributions," above, funds collected on the Underlying Securities that are available for distribution to Certificateholders will be net of the Trustee fee, NYSE listing fee and any expenses paid as part of the Allowable Expense Amount.  On each Distribution Date, the Trustee will be entitled to its fees and expenses prior to the Certificateholders receiving any distributions.  In addition, the Trust is also expected to have ongoing expenses of $5,000 per year for listing fees, which expenses will be paid from Trust property prior to Certificateholders receiving their distributions.
The following table identifies the amount or method of determination for each fee or expense that will be paid on each Distribution Date prior to the Underlying Securities Schedule Maturity Date from collections on the Underlying Securities:

    Fee or Expense       General Purpose    Party Receiving Fee     Source of Funds           Amount
_____________________________________________________________________________________________________________
     Trustee Fee       Trustee Compensation       Trustee           Trust Property          $2,000 per
                                                                                        Distribution Date

     Listing Fee        NYSE Compensation           NYSE            Trust Property          $2,500 per
                                                                                        Distribution Date

                                                       S-22

     On each Distribution Date following the Underlying Securities Scheduled Maturity Date, the Trustee
fee will be paid in an amount equal to $333.33 and the NYSE listing fee will be paid in an amount equal to $416.67.

Recovery on Underlying Securities Following Payment Default or Acceleration

     If a Payment Default or an Acceleration occurs, the Trustee will promptly give notice to DTC or, for any Class A Certificates which are not then held by DTC or any other depository, directly to the registered holders thereof.  Such notice will set forth (i) the identity of the issuer of the Underlying
Securities, (ii) the date and nature of such Payment Default or Acceleration, (iii) the amount of the interest or principal in default, (iv) the Certificates affected by the Payment Default or Acceleration, and (v) any other information which the Trustee may deem appropriate.

     In the event of a Payment Default, the Trustee is required to proceed against the Underlying Issuer on behalf of the Certificateholders to enforce the Underlying Securities or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided that holders of the Certificates representing a majority of the
Voting Rights on the Certificates will be entitled to direct the Trustee in any such proceeding or direct the Trustee to sell the Underlying Securities, subject to the Trustee's receipt of satisfactory indemnity. In the event of an Acceleration and a corresponding payment on the Underlying Securities, the
Trustee will distribute the proceeds to the Certificateholders no later than two Business Days after the receipt of immediately available funds in the manner described under "—Distributions" above.

     A "Payment Default" means a default in the payment of any amount due on the Underlying Securities after the same becomes due and payable (and the expiration of any applicable grace period on the
Underlying Securities).  Any deferral of interest on the Certificates resulting from the occurrence of a
Deferral Period on the Underlying Securities is not a Payment Default.  An "Acceleration" means the acceleration of the maturity of the Underlying Securities after the occurrence of any default on the
Underlying Securities other than a Payment Default.

     In the event that the Trustee receives money or other property in respect of the Underlying
Securities (other than a scheduled payment on or with respect to an interest payment date) as a result of a Payment Default on the Underlying Securities (including from the sale thereof), the Trustee will promptly give notice as provided in the Trust Agreement to DTC, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice will state that, not later than 30 days after the receipt of such moneys or other property, the Trustee will allocate and distribute such moneys or other property first, to the holders of the Class A Certificates pro rata in an amount equal to the Class A Allocation Amount
(after deducting the costs incurred in connection therewith) and second, to the Warrantholders in an amount equal to the Warrantholder Allocation Amount.  Property other than cash will be liquidated by the
Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Class A Certificateholders.  In-kind distribution of Underlying
Securities to Class A Certificateholders will be deemed to reduce the principal amount of Class A
Certificates on a proportionate basis.  Following such in-kind distribution, all Class A Certificates will be cancelled.

     Interest and principal payments on the Underlying Securities are payable solely by the Underlying
Issuer.  The Underlying Issuer is subject to laws regarding bankruptcy, liquidation, moratorium, reorganization or other insolvency proceedings which, in the event of financial difficulties of the
Underlying Issuer, could result in delays in payment, partial payment or non-payment of the Class A
Certificates.

Action Upon Underlying Issuer Failing to Report Under the Exchange Act

     If (1) the Underlying Issuer either (x) states in writing that it intends permanently to cease filing periodic reports required under the Securities Exchange Act of 1934 or (y) fails to file all required periodic reports for any applicable reporting period, and (2) the Depositor determines after consultation with Securities and Exchange Commission, that under applicable securities laws, rules or regulations the Trust must be liquidated or the Underlying Securities distributed (an "SEC Reporting
Failure"), then the Depositor will promptly notify the Trustee, S&P and  to the extent permitted by applicable law, the Warrantholders of such SEC Reporting Failure and the Trustee will liquidate or distribute in kind, as directed by the Depositor, any remaining Underlying Securities and the Trustee will allocate and distribute such moneys or other property first, to the holders of the Class A
Certificates then outstanding and unpaid in an amount equal to the Class A Allocation Amount, and second, to the Warrantholders in an amount equal to the Warrantholder Allocation Amount.  Any such liquidation of the Underlying Securities would result in a final distribution to Certificateholders of the net proceeds of such liquidation.  Any such "in-kind" distribution of the

                                                       S-23

Underlying Securities will also constitute the final distribution to the electing Certificateholder. See "—
Distributions" above.

     In the event an SEC Reporting Failure occurs, the Trustee will liquidate or distribute the
Underlying Securities only if, as instructed by the Depositor, it is required to do so by the rules of the Commission as interpreted by the Commission staff at that time.  In that regard, in the event of an
SEC Reporting Failure, if permitted by law, the Depositor may cause the Trust to terminate its Exchange
Act reporting obligations if doing so would permit the Trust to continue without a liquidation or distribution of the Underlying Securities.  In connection with any such termination, the listing of the
Certificates on the NYSE may be discontinued in accordance with NYSE rules.

Listing on the New York Stock Exchange

     Application has been made to list the Class A Certificates on the New York Stock Exchange (the
"NYSE").  Trading of the Class A Certificates on the NYSE is expected to commence within a 30-day period after the initial delivery thereof.  It is unlikely that trading of the Class A Certificates on the NYSE will be active.  There can be no assurance that the Class A Certificates, once listed, will continue to be eligible for trading on the NYSE.  In the event of an SEC Reporting Failure, the listing of the
Certificates on the NYSE may be discontinued.  See "—Action Upon Underlying Issuer Failing to Report
Under the Exchange Act" above.

Warrantholder Optional Exchange

     If a Warrantholder is the beneficial owner of Class A Certificates, it will have a limited right to exchange a proportionate amount of Class A Certificates for a pro rata portion of the Underlying
Securities at a ratio of $9,143.28 certificate principal balance of Class A Certificates to each $10,000 principal amount of Underlying Securities.  The exercise of this exchange right by a Warrantholder will be subject to the terms and limitations set forth in the prospectus under "Description of the
Certificates—Optional Exchange" including but not limited to the following: (1) the minimum principal balance of each class of certificates that may be the subject of any exchange will be $250,000; (2) any exchange must occur on a Distribution Date and no more than one exchange may occur during any calendar quarter; and (3) the trustee must be provided with at least 30 days prior notice of the exchange.

Reports to Certificateholders

     For so long as the Depositor is subject to the reporting requirements of the Exchange Act, the
Depositor will file distribution reports on Form 10-D on behalf of the Trust following each Distribution
Date, will file an annual report on Form 10-K on behalf of the Trust, and may file additional public reports in relation to the Trust from time to time.  The name of the Trust for purposes of obtaining reports on the EDGAR system is STRATS(SM) Trust for Ambac Financial Group, Inc. Securities, Series
2007-1, and the CIK number of the Trust is .  The public may read and copy any materials filed with the
Commission at the Commission's Public Reference Room at 100 F Street, NE, Washington, DC 20549.  The
public may obtain information on the operation of the Public Reference Room by calling the Commission at
1-800-SEC-0330.  The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at
(http://www.sec.gov).  For purposes of any electronic version of this Prospectus Supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only.  We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this Prospectus
Supplement.  Reports on the Trust will not be separately made available by the Depositor through any other web site.  However, as discussed in "Description of the Trust Agreement—The Trustee" in this
Prospectus Supplement, the Trustee will make each distribution date statement available to
Certificateholders.

                                    DESCRIPTION OF THE TRUST AGREEMENT

General

     The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to this registration statement.  A Current Report on Form 8-K relating to the Class A
Certificates containing a copy of the supplement to the Trust Agreement as executed will be filed by the
Depositor with the SEC following the issuance and sale of the Class A Certificates.  The assets of the
Trust will consist of (i) the Underlying Securities and (ii) all payments on or collections in respect of the Underlying Securities accruing on or after the Closing Date.

                                                       S-24

     Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates.  The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement.  Certificateholders should review the form of Trust Agreement for a full description of its provisions, including the definition of certain terms used in this Prospectus Supplement.

The Trustee

     U.S. Bank Trust National Association ("U.S. Bank Trust") will act as trustee, registrar and paying agent under the Trust Agreement.  U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as a sixth largest bank holding company in the
United States with total assets exceeding $221 billion as of March 31, 2007.  As of March 31, 2007, U.S.
Bancorp served approximately 14.2 million customers, operated 2,498 branch offices in 24 states and had over 50,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

     U.S. Bank Trust (together with its affiliate U.S. Bank National Association hereafter referred to as "U.S. Bank")  has one of the largest corporate trust businesses in the country with offices in 46
U.S. cities.  The Trust Agreement will be administered from U.S. Bank's corporate trust office located at 100 Wall Street, New York, New York or at such other address as the trustee may designate from time to time.

     U.S. Bank has provided corporate trust services since 1924.  As of March 31, 2007, U.S. Bank was acting as trustee with respect to over 81,000 issuances of securities with an aggregate outstanding principal balance of over $2.2 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

     The trustee shall make each payment date statement available to the certificateholders via the trustee's internet website at http://www.usbank.com/abs.  Certificateholders with questions may direct them to the trustee's bondholder services group at (800) 934-6802.

     The trustee will hold custody of the underlying securities for the benefit of the certificateholders and will collect payments made on the underlying securities and distribute these amounts as described under "Description of the Class A Certificates—Distributions" in this Prospectus
Supplement.

     As of March  31, 2007, U.S. Bank (and its affiliate U.S. Bank Trust) was acting as trustee, registrar and paying agent on 146 issuances of repackaged securities with an outstanding aggregate principal balance of approximately $13.5 billion.

     A U.S. Bank Trust analyst (an "Analyst") in the Structured Derivatives Group will review the final documents for this transaction (collectively, the "Documents") and establish on a spreadsheet the cashflow structure for the transaction.  The trustee will hold the underlying securities through DTC or such other method allowed by the Documents and will collect payments due in accordance with its standard methods for receiving distributions for such ownership interest.  The trustee will monitor payment receipts on the trust accounting system, will perform distribution calculations using the cashflow spreadsheet and make required distributions in accordance with the Documents.  If any amounts owed by an underlying obligor are not received on a timely basis, the trustee will take the actions required by the
Documents and allowed by the underlying securities and applicable law.  This may include enforcing the obligations of the underlying obligor in legal proceedings.

     The information set forth in the preceding seven paragraphs was prepared solely by the Trustee without any input from the Depositor.

     The Trustee will hold custody of the Underlying Securities for the benefit of the
Certificateholders and will collect payments made on the Underlying Securities and distribute these amounts as described under "Description of the Class A Certificates—Distributions" in this Prospectus
Supplement.

     The Trustee may at any time resign and be discharged from the Trust by giving written notice to the
Depositor, the rating agencies and the Certificateholders, subject to an eligible successor trustee being appointed by the Depositor and accepting its appointment.  If no successor trustee has been appointed and accepted its appointment

                                                       S-25

within 30 days after a notice of resignation by an acting trustee, that acting trustee or the Depositor may petition any court of competent jurisdiction for the appointment of a successor trustee.

     The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Depositor and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Class A
Certificates or the administration of the Trust or the performance of the Trustee's duties under the
Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement caused by the Trustee's negligence or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust
Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

Events of Default

     There are no events of default under the Trust Agreement.

Voting Rights

     At all times, 100% of the voting rights with respect to the Trust ("Voting Rights") will be allocated to all holders of the Class A Certificates in proportion to the then outstanding principal amount of their respective Class A Certificates.  The "Required Percentage" for modifying or amending the Trust Agreement is 66 2/3% of the aggregate Voting Rights; provided, however, that, if written confirmation is not obtained from the Rating Agencies that such modification or amendment will not result in a reduction or withdrawal of the then current rating of the Class A Certificates, then any such modification or amendment must be approved by all Class A Certificateholders.

Limitation on Voting and Consent Rights

     Voting and consensual rights available to or in favor of Holders of Certificates may be exercised only by a United States person (as defined in Section 7701(a)(30) of the Code) that is a beneficial owner of a Certificate or by a United States person acting as irrevocable agent with discretionary powers for the beneficial owner of a Certificate that is not a United States person. Certificateholders that are not United States persons must irrevocably appoint a United States person with discretionary powers to act as their agent with respect to such voting and consensual rights.

Voting of Underlying Securities

     The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement and the Call Warrants.  In the event that the Trustee receives a request from DTC or the Underlying Issuer for the Trustee's consent to any amendment, modification or waiver of the
Underlying Securities, or any other document thereunder or relating to the Underlying Securities, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee will mail a notice of such proposed amendment, modification, waiver or solicitation to each
Certificateholder of record as of such date.  The Trustee will request instructions from the
Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation.  The Trustee will consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative principal amount of the Class A Certificates) as the Certificates were actually voted or not voted by the Certificateholders as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee will at no time vote or consent to any matter which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, or which would result in the exchange or substitution of any of the outstanding Underlying Securities whether or not in accordance with a plan for the refunding or refinancing of such Underlying Securities, except with the consent of Certificateholders representing
100% of the aggregate Voting Rights of the Certificates and all of the Warrantholders and subject to the requirement that such vote or consent would not, based on an opinion of counsel, materially increase the risk that the Trust would fail to qualify as a grantor trust for federal income tax purposes. The
Trustee will not be liable for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

                                                       S-26

Termination of Trust

     The Trust will terminate upon (i) the payment in full at maturity or upon early redemption of the
Certificates, (ii) the distribution of the proceeds received upon a recovery on the Underlying
Securities or the "in-kind" distribution of the Underlying Securities themselves (in each case, after deducting the costs incurred in connection therewith) after a Payment Default or an Acceleration thereof
(or other default with respect to the Underlying Securities), (iii) the distribution (or liquidation and distribution) of the Underlying Securities in accordance with the Trust Agreement in the event of an SEC
Reporting Failure, or (iv) the sale by the Trust in accordance with the Call Warrants of all the
Underlying Securities and the distribution in full of all amounts due to Certificateholders. Under the terms of the Trust Agreement and the Call Warrants, the Certificateholders will not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities if and for so long as the Call Warrants remain outstanding, without the unanimous consent of the Warrantholders.

                                 MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following supplements the discussion under the caption "Material Federal Income Tax
Consequences" in the accompanying Prospectus.  The discussion herein is based on the Internal Revenue
Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated and proposed thereunder (the
"Regulations"), judicial decisions and published administrative rulings and pronouncements of the
Internal Revenue Service (the "Service") and interpretations thereof.  All of these authorities and interpretations are subject to change, and such changes may be applied on a retroactive basis.

     This discussion represents the opinion of tax counsel to the Trust, subject to the qualifications set forth herein.  This summary assumes that the Class A Certificates represent interests in securities that are properly characterized as debt for federal income tax purposes.  Except as specifically provided, this summary neither discusses the tax consequences of persons other than initial purchasers who are U.S. Certificateholders (as defined below) that hold their Certificates as capital assets
(within the meaning of Section 1221 of the Code) nor does it discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the United
States federal income tax laws (securities dealers or brokers, or traders in securities electing mark-to-market treatment; banks, thrifts, or other financial institutions; insurance companies, regulated investment companies or real estate investment trusts; small business investment companies or
S corporations; investors that hold their certificates through a partnership or other entity that is treated as a partnership for U.S. federal tax purposes; investors whose functional currency is not the
U.S. dollar; retirement plans or other tax-exempt entities, or persons holding the certificates in tax-deferred or tax-advantaged accounts; investors holding certificates as part of a "straddle" or a
"conversion transaction" for U.S. federal income tax purposes or as part of some other integrated investment; or investors subject to the alternative minimum tax).  This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership or disposition of the certificates.

     U.S. Certificateholder.  For purposes of this discussion, a "U.S. Certificateholder" means a
Certificateholder that is (i) a citizen or resident of the United States, (ii) corporation (or other entity treated like a corporation for federal income tax purposes) organized in or under the laws of the
United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust with respect to which both (A) a court in the U.S. is able to exercise primary authority over its administration and (B) one or more U.S. persons have the authority to control all of its substantial decisions or a trust that has made a valid election to under U.S. Treasury Regulations to be treated as a domestic trust.  A "Non-U.S. Certificateholder" means a person that is not a U.S. Certificateholder, a partnership or a Certificateholder subject to rules applicable to former citizens and residents of the
United States.  If a partnership is a Certificateholder, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership.  Partners of partnerships that are Certificateholders should consult their own tax advisors.

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL TAX
CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE CLASS A CERTIFICATES UNDER THEIR OWN PARTICULAR
CIRCUMSTANCES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY LOCAL, STATE OR FOREIGN
JURISDICTION TO WHICH THEY MAY BE SUBJECT.

                                                       S-27

Tax Status of the Trust

     Upon the issuance of the Class A Certificates, Orrick, Herrington & Sutcliffe LLP will deliver its opinion generally to the effect that, assuming that the Underlying Securities are debt for federal income tax purposes, (a) although the matter is not free from doubt, the Trust will be a grantor trust and (b) the Trust will not be an association taxable as a corporation or a publicly traded partnership treated as a corporation.

Classification of the Underlying Securities

     The following discussion assumes that the Underlying Securities constitute U.S. dollar-denominated debt instruments for United States federal income tax purposes.  If the Service were to challenge successfully the classification of the Underlying Securities as indebtedness, the Underlying Securities would likely be treated as preferred stock of the Underlying Issuer.  Payments on the Underlying
Securities (including amounts denominated as interest) would be treated as dividends to the extent of current or accumulated earnings and profits of the Underlying Issuer.  A Non-U.S. Certificateholder
would be subject to 30% United States federal withholding tax in respect of amounts treated as dividends unless such holder qualified for a lower withholding rate under an applicable U.S. income tax treaty.
In addition, U.S. Certificateholders would be subject to the tax accounting rules applicable to stock rather than indebtedness, which could differ significantly.

Income of U.S. Certificateholders

     Each Class A Certificates represents two separate components – an interest in the Underlying
Securities and an interest in the Call Warrants.  As a holder of a Class A Certificate, you will be treated as the owner of a pro rata share of the Underlying Securities and as the writer of a pro rata share of the Call Warrants and will be taxed on each component separately.

     The Underlying Securities Prospectus Supplement indicates that the Underlying Issuer believes that the likelihood of exercising its option to defer interest payments is remote, and, thus, that for information reporting purposes, absent an actual deferral of interest payments by the Underlying Issuer, interest payments will be reported on the Underlying Securities as interest (and not original issue discount).  However, the IRS has not addressed this interpretation and it is possible that the IRS may take a contrary position.  In that event, U.S. Holders of Class A Certificates would have to accrue interest income on a constant yield basis, regardless of their normal method of accounting.
Nevertheless, absent any deferral of interest (or contrary interpretation by the IRS) interest will be reported to you in the same manner as reported to holders of the Underlying Securities, which currently is on Form 1099, as interest and not original issue discount, and will be included in your income as it is paid (or, if you are an accrual method taxpayer, as it is accrued) as interest (and not as original issue discount).  See "Material Federal Income Tax Consequences" in the accompanying Prospectus and
"Certain Federal Income Tax Consequences—U.S. Holders—Interest Income and Original Issue Discount" in the
Underlying Securities Prospectus Supplement.

     Should the Underlying Issuer exercise its right to defer payments of interest, each holder of the
Underlying Securities, and thus each holder of the Class A Certificates will be required to accrue income (as original issue discount) in respect of the deferred interest allocable to its Class A
Certificates for United States federal income tax purposes, which will be allocated but not distributed to it.  As a result, each such holder of a Class A Certificate will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Underlying Issuer if the holder disposes of its Class A Certificates prior to the record date for the payment of distributions thereafter

     On behalf of the holders of the Class A Certificates, the Trustee will identify (within the meaning of section 1092(a)(2)(B) of the Code) your interests in the Call Warrants and the Underlying Securities as identified positions of an identified straddle.  Although tax counsel believes that this identification should be respected, there is no specific provision permitting trustees of grantor trusts to make this identification on behalf of a trust's beneficial owners.  Before you purchase a Class A
Certificate, you should consider making your own identification on a protective basis and retaining such identification in your own books and records.  Section 1092 of the Code requires that any identified straddle be clearly identified on your books and records before the earlier of (i) the close of the day on which the straddle is acquired or (ii) such time as the Treasury may prescribe by regulations.  To date no such regulations have been promulgated.  In general, provided that you do not own any position that offsets either your interest in the Underlying Securities or the Call Warrants, other than the positions you own as a result of holding a Class A Certificate, you will be taxed generally in the same manner whether or not the Trustee's identification or your protective identification is respected.  For more information on the impact of the straddle rules

                                                       S-28

on the taxation of a Class A Certificates, see "Material Federal Income Tax Consequences—Sale or
Exchange by Certificateholders—Certificates Subject to Call" in the accompanying prospectus.

     If you own one or more positions, other than the positions you own as a result of holding a Class A
Certificate, that offset either your interest in the Underlying Securities or the Call Warrants, you may
be able to identify some or all of such positions and one or more of the components of your Class A
Certificate as identified positions of an identified straddle.  If you do not want to be bound by the
Trustee's identification, either because you do not wish to make any identification or because you wish to identify other positions that you own and one or more of the components of your Class A Certificate as identified positions of an identified straddle, you must affirmatively disavow the Trustee's identification and, if applicable, make your own alternative identification in your books and records on or before the day you purchase your Class A Certificate. Although the Trustee's identification generally should be beneficial to holders of Class A Certificates, you should consult your own tax advisor concerning whether you should disavow the Trustee's identification and, if applicable, make any alternative identification.  The following summary assumes that either the Trustee's identification or your protective identification is respected.

     An initial purchaser of a Class A Certificate will be deemed (i) to have received $1.40 from writing its pro rata share of the Call Warrants and (ii) to have paid $26.40 for its interest in the
Underlying Securities.  For a general discussion of premium, see "Material Federal Income Tax
Consequences—Interest in the Underlying Securities in Full—Premium" in the accompanying prospectus.  The premium will be taken into account as an additional amount realized when the Call Warrant is settled or otherwise terminated as to the Certificateholder, including by disposition through sale of the
Class A-Certificates. Also this may result in a Certificateholder having acquired a Class A Certificate with acquisition or bond premium.  See "Material Federal Income Tax Consequences—Interests in the
Underlying Securities in Full —Premium" in the accompanying Prospectus.

     Market Discount. To the extent the purchase price of a Class A Certificate allocated to an
Underlying Security is less than the Underlying Security's adjusted issue price (that is, the initial price of the Underlying Security to the public increased for accrued OID), the a Certificateholder may acquire its interest in the Underlying Security with "market discount" as defined under Section 1276 of the Code.  See "Material Federal Income Tax Consequences— Interests in the Underlying Securities in Full
—Market Discount" in the accompanying Prospectus.

     Original Issue Discount.  The Class A Certificates will be subject to the stripped bond rules of section 1286 of the Code.  See "Material Federal Income Tax Consequences—Strip Certificates" in the
accompanying Prospectus.  Accordingly, if you are a subsequent purchaser and you purchase the Class A
Certificates at a discount that is more than a de minimis amount, your interest in the Underlying
Securities will likely constitute an original issue discount obligation.  Any subsequent purchaser should consult its own tax advisor regarding whether it must accrue original issue discount on its interest in the Underlying Securities.

     Election to Treat All Interest as Original Issue Discount.  A Certificateholder may elect to include in gross income all interest (including stated interest, OID, and de minimis OID, as adjusted by any bond premium) that accrues on the Underlying Securities using a constant yield method.  Because this election will affect how the Certificateholder treats other securities it should only be made after consulting with a tax advisor.

     Additional Interest.  Upon the occurrence of certain events, the interest coupon on the Underlying
Securities is subject to adjustment. If such an adjustment occurs, the issuer has stated  that this additional interest should be taxable as interest to holders of the Underlying Securities, and accordingly this amount should be included in the income of holders of Class A Certificates, when received or accrued depending on the holder's regular method of tax accounting.  Holders of the Class A
Certificates should be aware that the Service could assert a contrary position, potentially giving rise to differences in timing, amount and character of the Underlying Securities, and accordingly, of the
Certificates.

Deductibility of Trust's Fees and Expenses

     Under Section 162 or 212 of the Code, each Certificateholder will be entitled to deduct its pro rata share of expenses incurred by the Trust.  In the case of individuals (and trusts, estates or other persons that compute their income in the same manner as individuals) these expenses will be deductible under Section 67 of the Code only to the extent these expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income.  In addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income

                                                       S-29

over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The 3% and 80% limits are reduced by two-thirds in 2007, and by one-third in 2008 and
2009, and will return to current levels after 2010.

Sale or Exchange by Certificateholders

     Sale or Exchange of a Class A Certificate.  A Certificateholder who sells a Class A Certificate prior to its maturity will be treated as having sold a pro rata portion of the Underlying Securities represented by the Class A Certificate.  The Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received for the Underlying Securities and the
Certificateholder's adjusted basis in the Underlying Securities.  A Certificateholder's adjusted basis in an Underlying Securities will equal the amount of the Class A Certificate purchase price initially allocated to the Underlying Securities, increased by any original issue discount accrued by the
Certificateholder with respect to that security and decreased by the bond premium amortized and any payments of stated redemption price at maturity (generally, principal payments) received with respect to that security.  Except for gain representing accrued unpaid interest and accrued market discount not previously included in income, any gain or loss will be capital gain or loss.

     As noted above, the acquisition of a Class A Certificate will represent both the purchase of an interest in the Underlying Securities and the grant of an option to call the Class A Certificate.
Although the matter is not entirely free from doubt, these two actions are likely to represent a straddle for purposes of Section 1092 of the Code.  As noted above, on behalf of the holders of the
Class A Certificates, the Trustee will identify (within the meaning of section 1092(a)(2)(B) of the Code)
your interests in the Call Warrants and the Underlying Securities as identified positions of an identified straddle.  Consequently, any capital gain or loss realized on the sale, exchange or redemption of the Class A Certificate will be short-term capital gain or loss regardless of how long the
Class A Certificate is held.  If the straddle rules do not apply and a certificateholder has held its certificates for more than one year, capital gains or losses from the certificates may be long-term gains or losses, but all capital gains or losses from a lapse or termination of the option would be short-term.

     Sale of the Underlying Securities.  If the Trust sells the Underlying Securities, including pursuant to the exercise by a Warrantholder of its Call Warrant (or if the Underlying Securities are
retired by the Underlying Issuer) each Certificateholder will be treated as having sold its pro rata interest in the Underlying Securities and gain or loss (if any) will be recognized by the
Certificateholder.  Except for gain representing accrued unpaid interest and accrued market discount not previously included in income, any gain or loss will be capital gain or loss.

     In Kind Redemption of Certificates.  If the Underlying Securities are distributed in exchange for the Class A Certificates in accordance with the proportionate interests of the certificateholders in the principal and interest payments on the Underlying Securities, then that distribution will not be treated as a taxable event.  A certificateholder will, however, have gain or loss if, following an in-kind redemption, the Certificateholder has a greater or lesser interest in the principal or interest payments on the Underlying Securities than the certificateholder held immediately before the exchange.  This could happen, for example, upon an in-kind redemption following an SEC Reporting Failure.

     Modification or Exchange of Underlying Securities.  Depending upon the circumstances, it is possible that a modification of the terms of the Underlying Securities, or a substitution of other assets for the Underlying Securities following a default on the Underlying Securities, would be a taxable event to Certificateholders, in which case they would recognize gain or loss as if they had sold their interests in the Underlying Securities.

Income of Non-U.S. Certificateholders

     A Non-U.S. Certificateholder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding Class A Certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Certificate, unless the Non-U.S. Certificateholder is (i) a direct or indirect 10%
or greater shareholder of the issuer of the Underlying Securities; (ii) a controlled foreign corporation related to the issuer of the Underlying Securities; or (iii) an individual who ceased being a U.S.
citizen or long-term resident for tax avoidance purposes. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

     o   is signed under penalties of perjury by the beneficial owner of the Certificate,

                                                       S-30

     o   certifies that such owner is not a U.S. Certificateholder, and

     o   provides the beneficial owner's name and address.

     A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Certificateholder (which itself is not a Withholding Agent).
Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.  Notwithstanding the preceding sentence, a W-8BEN with a U.S.
taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S.  The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN.  A Non-U.S. Certificateholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding Class A
Certificates on its own behalf may have substantially increased reporting requirements.  In particular, in the case of Class A Certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     A Non-U.S. Certificateholder whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the
Certificateholder were a U.S. person, provided that the Certificateholder provides to the Withholding
Agent an IRS Form W-8ECI
("W-8ECI").

     Certain securities clearing organizations, and other entities that are not beneficial owners, may be able to provide a signed statement to the Withholding Agent.  However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or a substitute form).

     Generally, a Non-U.S. Certificateholder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, unless the Non-U.S.
Certificateholder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and the gain is derived from sources within the United States.  Certain other exceptions may be applicable, and a Non-U.S. Certificateholder should consult its tax advisor in this regard.

Information Reporting and Backup Withholding

     Backup withholding of U.S. federal income tax may apply to payments made in respect of a Class A
Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required.  Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients.  Payments made in respect of a Certificateholder must be reported to the
Service, unless the Certificateholder is an exempt recipient or otherwise establishes an exemption.
Compliance with the identification procedures (described in the preceding section) will also establish an exemption from backup withholding for a Non-U.S. Certificateholder who is not an exempt recipient.

     In addition, upon the sale of a Certificate to (or through) a broker, the broker must backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner and in the case of a Non-U.S. Certificateholder certifies that the seller is a Non-U.S.
Certificateholder (and certain other conditions are met).  The sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii)
the seller certifies its non-U.S. status (and certain other conditions are met).

     Any amounts withheld under the backup withholding rules from a payment to a Certificateholder will be allowed as a refund or a credit against such Certificateholder's U.S. federal income tax, provided that the required information is furnished to the Service.

Reporting Regulations

     On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain

                                                       S-31

who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury Regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to, (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The
Trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the Trust in accordance with these new regulations beginning with respect to the
2007 calendar year. The Trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to Certificateholders in accordance with these new regulations after
December 31, 2007.

State and Local Tax Considerations

     Potential certificateholders should consider the state and local tax consequences of the purchase, ownership and disposition of the Class A Certificates.  State and local tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality.  Therefore, potential certificateholders should consult their tax advisors with respect to the various state and local tax consequences of an investment in the
Class A Certificates.

Penalty Protection

     If penalties were asserted against purchasers of the Class A Certificates in respect of their treatment of the Class A Certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the accompanying Prospectus may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                           ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the
Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA and subject to Title I of ERISA), (b) a plan described in Section 4975(e)(1) of the Code, including an individual retirement account ("IRA") or Keogh plan or (c) any entity whose underlying assets include plan assets of any such employee benefit plan or other plan by reason of a plan's investment in the entity (each, a "Plan"). In accordance with ERISA's fiduciary standards, before investing in a
Certificate, a plan fiduciary should determine whether such an investment is permitted under the Plan's governing instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio.

     ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" within the meaning of
ERISA or "disqualified persons" within the meaning of Section 4975 of the Code (collectively, "Parties in Interest").  The Underlying Issuer, the Underwriters, the Trustee and their respective affiliates may be Parties in Interest with respect to many Plans.  There are a number of prohibited transaction exemptions that, depending upon the circumstances of a Plan's investment in Certificates, could apply to exempt from the penalties imposed on prohibited transactions some or all prohibited transactions arising in connection with the Plan's investment, including, but not limited to: United States Department of
Labor ("DOL") Prohibited Transaction Class Exemption ("PTCE") 84-14 (for certain transactions determined by independent qualified professional asset managers); PTCE 91-38 (for certain transactions involving bank collective investment funds); PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts); PTCE 95-60 (for certain transactions involving insurance company general accounts); and PTCE 96-23 (for certain transactions effected by certain in-house asset managers). In addition, Section 408(b)(17) of ERISA provides an exemption for certain transactions between Plans and certain service providers to Plans, so long as the Plan pays no more, nor receives no less, than
"adequate consideration."  There is no assurance that any of these exemptions would apply with respect to all transactions involving the Trust's assets.  A Plan fiduciary considering an investment in
Certificates should consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

     If an investment in Certificates by a Plan were to result in the assets of the Trust being deemed to constitute "plan assets" of such Plan, certain aspects of such investment, including the operations of the Trust and the deemed extension of credit between the Underlying Issuer and the holder of a
Certificate (as a result of the Underlying Securities being deemed to be "plan assets"), as well as subsequent transactions involving the Trust or its assets,

                                                       S-32

might constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the
Code unless exemptive relief were available under an applicable exemption issued by the DOL. Under
Section 2510.3-101 of the DOL regulations, as modified by Section 3(42) of ERISA (collectively, the
"Regulation"), a Plan's assets may include the assets of an entity if the Plan acquires an "equity interest" in such entity. This is called the "look-through rule." Thus, if a Plan acquired a
Certificate, for certain purposes (including the prohibited transaction provisions of Section 406 of
ERISA and Section 4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the Trust, unless an exception applied under the Regulation.

     Under the Regulation, "publicly-offered securities" qualify for an exception to the generally applicable "look-through" rule described in the preceding paragraph.  A "publicly-offered security" is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering, and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the
Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     It is anticipated that the Certificates will meet the criteria of the "publicly offered securities"
exemption.  There are no restrictions imposed on the transfer of Certificates; the Certificates will be sold pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act; and in order to meet one of the requirements for listing the
Certificates on the NYSE, the Underwriters have undertaken to sell the Certificates to a minimum of 400 beneficial owners.  See "Method of Distribution" herein.

     Nothing herein shall be construed as a representation that an investment in the Certificates would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan.  Any Plan or any other entity the assets of which are deemed to be "Plan Assets", such as an insurance company investing assets of its general account, proposing to acquire the Certificates should consult with its counsel.

                                          METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated June 29, 2007, the Depositor has agreed to cause the Trustee, on behalf of the Trust, to sell and the Underwriters, named below for which Wachovia Securities (an affiliate of the Depositor) is acting as representative, have severally agreed to purchase the principal amount of Class A Certificates set forth below opposite its name.

                      Wachovia Capital Markets, LLC..............           $ 17,412,300
                      RBC Dain Rauscher Inc. ....................             11,875,000
                      Oppenheimer Co. Inc........................              5,000,000
                      Total......................................           $ 34,287,300

     The Underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all Class A Certificates offered by this Prospectus Supplement if any of such
Certificates are purchased.  In the event of default by any Underwriter, the underwriting agreement provides that, in certain circumstances, the underwriting agreement may be terminated.

     The Depositor has been advised by the Underwriters that they propose to offer the Class A
Certificates to the public at the public offering price set forth on the cover page of this Prospectus
Supplement, and to certain dealers at such price less a concession not in excess of $0.50 per Class A
Certificate.  The Underwriters may allow and such dealers may reallow a concession not in excess of
$0.45.  After the initial public offering, the public offering price and the concessions may be changed.

     The Class A Certificates are a new issue of securities with no established trading market.
Application has been made to list the Class A Certificates on the New York Stock Exchange.  In order to meet one of the requirements for listing the Class A Certificates on the NYSE, the Underwriters have undertaken to sell the Class A Certificates to a minimum of 400 beneficial owners.  Trading of the
Class A Certificates on the NYSE is expected to commence

                                                       S-33

within the 30-day period after the initial delivery thereof. The Underwriters have told the Depositor that they presently intend to make a market in the Class A Certificates prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Class A Certificates. Any market making by the Underwriters may be discontinued at any time at the sole discretion of the Underwriters. No assurance can be given as to whether a trading market for the Class A Certificates will develop or as to the liquidity of any trading market.

     The Class A Certificates are expected to trade flat.  Trading "flat" means that any accrued and unpaid interest on the Class A Certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Class A Certificates not included in the trading price.

     Until the distribution of the Class A Certificates is completed, rules of the Commission may limit the ability of the Underwriters to bid for and purchase the Class A Certificates.  As an exception to these rules, the Underwriters are permitted to engage in certain transactions for the purpose of stabilizing the price of the Class A Certificates.  Possible transactions consist of bids or purchases for the purpose of maintaining the price of the Class A Certificates while this offering is in progress.

     If the Underwriters create a short position in the Class A Certificates in connection with this offering, that is, if they sell a greater aggregate principal amount of Class A Certificates than is set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Class A Certificates in the open market.  The Underwriters may also impose a penalty bid on certain selling group members.  This means that, if an Underwriter purchases Class A Certificates in the open market to reduce its short position or to stabilize the price of the Class A Certificates, it may reclaim the amount of the selling concession from the selling group members who sold those Class A
Certificates as part of the offering.

     In general, purchase of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.
The imposition of a penalty bid might also have an effect on the price of a Class A Certificate to the extent that it were to discourage resales of the Class A Certificates.

     Neither the Depositor nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transaction described above might have on the price of the
Class A Certificates.  In addition, neither the Depositor nor the Underwriters make any representation that the Underwriters will engage in such transactions.  Such transactions, once commenced, may be discontinued without notice.

     The underwriting agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriters may be required to make in respect of such civil liabilities.

     Wachovia Corporation conducts its investment banking, institutional, and capital markets businesses through its various bank, broker-dealer and non-bank subsidiaries (including Wachovia Capital Markets,
LLC) under the trade name of Wachovia Securities.  Any references to Wachovia Securities in this
Prospectus Supplement, however, do not include Wachovia Securities, Inc., a member of NASD and SIPC, a separate broker-dealer subsidiary of Wachovia Corporation, and an affiliate of Wachovia Capital Markets,
LLC.

                                                  RATING

     It is a condition to the establishment of the Trust and the issuance of the Class A Certificates that the Class A Certificates be rated at least as highly as the Underlying Securities by S&P.  The
Underlying Securities are rated "A+" by S&P.

     Any downgrade by the rating agency of the Underlying Securities would result in a downgrade of such rating agency's rating with respect to the Certificates.

     The rating addresses the likelihood of the receipt by holders of the Class A Certificates of payments required under the Trust Agreement and are based primarily on the credit quality of the
Underlying Securities.  The rating does not address the likelihood of the Underlying Issuer failing to report under the Exchange Act.

                                                       S-34

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by S&P.  Each security rating should be evaluated independently of any other security rating.

     The Depositor has not requested a rating on the Class A Certificates by any rating agency other than S&P.  However, there can be no assurance as to whether any other rating agency will rate the
Class A Certificates, or, if it does, what rating would be assigned by any such other rating agency.  A rating on the Class A Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Class A Certificates by S&P.  You should note that as of the date of this
Prospectus Supplement, the Underlying Securities are rated "Aa3" by Moody's.  The Depositor has not asked Moody's to assign a rating to the Certificates.  See "Risk Factors—A Downgrade by the Rating
Agency of the Underlying Securities Would Reduce the Value of the Class A Certificates" in this
Prospectus Supplement.

                                              LEGAL OPINIONS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor and the
Underwriters by Orrick, Herrington & Sutcliffe LLP, Washington, D.C.  Certain tax matters will be passed upon by Orrick, Herrington & Sutcliffe LLP, New York, New York, Special Tax Counsel.

                                                       S-35

                      INDEX OF TERMS

Acceleration.....................................S-23
Allowable Expense Amount....................S-8, S-22
Applicable Amount................................S-29
Business Day................................S-1, S-22
Call Warrants.........................S-6, S-14, S-17
Called Underlying Securities................S-7, S-18
Certificateholder.................................S-3
Certificateholders...............................S-14
Certificates......................................S-1
Class  A Certificates.............................S-1
Class A Allocation Amount...................S-8, S-22
Clearing Agency..................................S-21
Closing Date................................S-3, S-14
Code.............................................S-27
Commission...................................ii, S-10
Deferral Period...................................S-5
Depositor...................................S-1, S-14
Distribution Date...........................S-1, S-21
DOL..............................................S-32
DTC..............................................S-21
ERISA............................................S-32
Interest Period...................................S-3
IRA..............................................S-32
Moody's..........................................S-12
Non-U.S. Certificateholder.......................S-27
NYSE.............................................S-24
Parties in Interest..............................S-32
Pass-Through Rate.................................S-2
Payment Default..................................S-23
Plan.............................................S-32
Plan Assets......................................S-33
Prospectus Directive..............................iii
PTCE.............................................S-32
Qualified Institutional Buyer.....................S-7
Record Date.......................................S-3
Regulation.......................................S-33
Regulations......................................S-27
Relevant Implementation Date.......................ii
Relevant Member State..............................ii
Required Percentage..............................S-26
S&P...............................................S-4
SEC Reporting Failure.......................S-5, S-23
Securities Act...................................S-16
Service..........................................S-27
Special Distribution Date.........................S-8
Specified Currency...............................S-21
Trust.......................................S-1, S-14
Trust Agreement.............................S-1, S-14

Underlying Issuer...........................S-4, S-15
Underlying Securities.................S-4, S-14, S-16
Underlying Securities Interest Rate...............S-4
Underlying Securities Prospectus...........S-15, S-16
Underlying Securities Prospectus Supplement......S-15
Underlying Securities Scheduled Maturity Date.....S-4
Underlying Securities Scheduled Payment Date......S-4
Underwriters..................................i, S-17
Voting Rights....................................S-26
W-8BEN...........................................S-31
W-8ECI...........................................S-31
Wachovia Securities..............................S-17
Warrant Agent....................................S-17
Warrant Agent Agreement.....................S-6, S-17
Warrant Conversion Percentage....................S-18
Warrant Exercise Date.......................S-6, S-18
Warrant Exercise Purchase Price..................S-18
Warrantholder Allocation Amount.............S-8, S-22
Warrantholders....................................S-7
Withholding Agent................................S-31

                                                  S-36

                                                APPENDIX A

                                 DESCRIPTION OF THE UNDERLYING SECURITIES

     The "Summary of Terms of the Underlying Securities" and the "Summary Excerpts From the Underlying
Securities Prospectus" below are qualified in their entirety by reference to the Underlying Securities
Prospectus and the Underlying Securities Registration Statement referred to below.  Prospective investors in the Class A Certificates are urged to obtain and read a copy of the Underlying Securities
Prospectus and the Underlying Securities Registration Statement.  Defined terms not defined elsewhere in this Appendix A have the meanings assigned to them in Section 3 below or in the Indenture referred to below.

1.       Summary of Terms of the Underlying Securities

Underlying Issuer:                       Ambac Financial Group, Inc.

Underlying Securities:                   $37,500,000 6.15% Directly-Issued Subordinated Capital Securities
                                         due 2037 (the "Underlying Securities")

Amount Originally Issued:                $400,000,000

Interest Rate:                           6.15% per annum

Scheduled Payment Dates:                 February 15 and August 15

Underlying Securities Scheduled
  Maturity Date:                         February 15, 2037

Underlying Securities Final Maturity
  Date:                                  February 7, 2087

Underlying Securities Trustee:           The Bank of New York

Denominations:                           $1,000 and integral multiples of $1,000 thereof

Form:                                    Fully registered

CUSIP:                                   023139AF5

Underlying Securities Prospectus:        Prospectus dated February 6, 2007, as amended, and as
                                         supplemented by Prospectus Supplement dated February 7, 2007

Underlying Securities Registration
  Statement:                             The registration statement filed on February 16, 2006, as
                                         amended, file number 333-131888

2.       Summary Excerpts From the Underlying Securities Prospectus

     Set forth below are summaries of certain sections of the Underlying Securities Prospectus and the
Underlying Securities Registration Statement, which set forth material terms of the Underlying
Securities.  Prospective Investors in the Class A Certificates are urged to read the full text of the
Underlying Securities Prospectus and Underlying Securities Registration Statement referred to above.
The Underlying Securities were issued pursuant to a junior subordinated indenture dated as of
February 12, 2007, as supplemented by a first supplemental indenture dated as of February 12, 2007, each between the Underlying Issuer, and The Bank of New York, as trustee (collectively, the "Junior
Subordinated Indenture").  We refer to the 6.15% Directly-Issued Subordinated Capital Securities due
2037 of the Underlying Issuer, of which the Underlying Securities represent 9.375% of the total issuance of $400,000,000, as the "notes" or a "series" of "notes."

                                                       A-1

General

     The Underlying Issuer will initially issue $400,000,000 aggregate principal amount of the notes.
The Underlying Issuer may from time to time, without the consent of existing holders of the notes, create and issue further notes having the same terms and conditions as the notes being offered hereby in all respects, except for issue date, issue price and, if applicable, the first interest payment date and the amount of interest due on such interest payment date. Additional notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding notes unless such additional notes will not be treated as fungible with the previously issued and outstanding notes for
U.S. federal income tax purposes.

     The notes will be subordinate and junior in right of payment upon the Underlying Issuer's liquidation (whether in bankruptcy or otherwise) to all of its indebtedness for money borrowed that is not by its terms expressly made pari passu with or junior to the notes in right of payment upon liquidation, but will be pari passu with trade creditors and other pari passu securities, as defined below under "—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other
Circumstances."

Interest Rate and Interest Payment Dates

     Until the scheduled maturity date of February 15, 2037, or earlier redemption date, the notes will bear interest at the annual rate of 6.15% and the Underlying Issuer will pay interest semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2007. The Underlying Issuer refers to these dates as "interest payment dates" and it refers to the period beginning on and including
February 12, 2007 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date as an "interest period." Interest payments will be made to the persons or entities in whose names the notes are registered at the close of business on February 1 or August 1, as the case may be, next preceding the relevant interest payment date. The amount of interest payable for any interest period ending on or prior to the scheduled maturity date will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any interest payment date before the scheduled maturity date of February 15, 2037 would otherwise fall on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day, and no interest will accrue as a result of that postponement. "Business day" means any day other than (i) a
Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the corporate trust office of the Underlying Securities Trustee, is closed for business.

     Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the interest rate in effect from time to time, from the relevant interest payment date, compounded on each subsequent interest payment date. When the Underlying
Issuer uses the term "interest" in this prospectus supplement, it is referring not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable interest payment date.

     If any amount of notes remains outstanding after the scheduled maturity date, the principal amount of the outstanding notes will bear interest at an annual rate equal to one-month LIBOR, as defined below, plus 1.835%, accruing from February 15, 2037 and computed on the basis of a 360-day year and the actual number of days elapsed. The Underlying Issuer will pay interest on the notes after the scheduled maturity date monthly in arrears on the 15th day of each calendar month (or if this day is not a business day, the following business day), beginning on March 15, 2037, to the persons or entities in whose names the notes are registered at the close of business on the 15th day preceding the relevant interest payment date, subject to the Underlying Issuer's rights and obligations under "—Option to Defer
Interest Payments" and "—Alternative Payment Mechanism" below. References in this prospectus supplement to "interest payment dates" after the scheduled maturity date are to these dates.

     For the purposes of calculating interest due on the notes after the scheduled maturity date:

o          "One-month LIBOR" means, with respect to any monthly interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period commencing on the first day of that monthly interest period that appears on Telerate Page 3750 as of 11:00 a.m.,
           London time, on the LIBOR determination date for that monthly interest period. If such rate does not appear on Telerate Page 3750, one-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for

                                                       A-2

           a one-month period commencing on the first day of that monthly interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by fits major banks in the London interbank market selected by the calculation agent
           (after consultation with the Underlying Issuer), at approximately 11:00 a.m., London time, on the LIBOR determination date for that monthly interest period. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate.
           If at least two such quotations are provided, one-month LIBOR with respect to that monthly interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, one-month
           LIBOR with respect to that monthly interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York
           City time, on the first day of that monthly interest period for loans in U.S. dollars to leading European banks for a one-month period commencing on the first day of that monthly interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, one-month LIBOR for that monthly interest period will be the same as one-month LIBOR as determined for the previous monthly interest period or, in the case of the monthly interest period beginning on the scheduled maturity date, 6.15%. The establishment of one-month LIBOR for each monthly interest period by the calculation agent shall (in the absence of manifest error) be final and binding.

o          "Calculation agent" means The Bank of New York, or any other successor appointed by the
           Underlying Issuer, acting as calculation agent.

o          "London banking day" means any day on which commercial banks are open for general business
           (including dealings in deposits in U.S. dollars) in London.

o          "LIBOR determination date" means the second London banking day immediately preceding the first day of the relevant monthly interest period.

o          "Telerate Page 3750" means the display so designated on the Moneyline/Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the
           London Interbank Offered rate for U.S. dollar deposits).

Option to Defer Interest Payments

     The Underlying Issuer may elect at one or more times to defer payment of interest on the notes for one or more consecutive interest periods that do not exceed 10 years. The Underlying Issuer may defer payment of interest prior to, on or after the scheduled maturity date, subject to its obligations described under "—Alternative Payment Mechanism" and "—Repayment of Principal" below. The Underlying
Issuer may not defer interest beyond the final maturity date, as defined under "—Repayment of Principal"
below, or the earlier repayment or redemption in full of the notes.

     Deferred interest on the notes will bear interest at the then applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a
"deferral period" refers to the period beginning on an interest payment date with respect to which the
Underlying Issuer elects to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which it has paid all deferred and unpaid amounts (including compounded interest on such deferred amounts) and all other accrued interest on the notes.

     The Underlying Issuer has agreed in the Junior Subordinated Indenture that, subject to the occurrence and continuation of a market disruption event (as described further below):

o        immediately following the first interest payment date during the deferral period on which it elects to pay current interest or, if earlier, the fifth anniversary of the beginning of the deferral period, it will be required to use its commercially reasonable efforts to sell qualifying APM securities (as defined below under "—Alternative Payment Mechanism") pursuant to the alternative payment mechanism (as described below under "—Alternative Payment Mechanism")
         and apply the eligible proceeds (as defined below under "—Alternative Payment Mechanism") to the payment of any deferred interest (including compounded interest

                                                       A-3

         thereon) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

o        it will not pay any deferred interest on the notes (including compounded interest thereon) from any source other than eligible proceeds prior to the final maturity date, except at any time that the principal amount has been accelerated and such acceleration has not been rescinded or in the case of a business combination to the extent described below.

     Although the Underlying Issuer's failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the
Junior Subordinated Indenture, it will not constitute an event of default under the Junior Subordinated
Indenture or give rise to a right of acceleration or similar remedy under the terms thereof.

     If the Underlying Issuer is involved in a business combination where immediately after its consummation more than 50% of the voting stock of the surviving entity of the business combination or the person to whom all or substantially all of the Underlying Issuer's property or assets are conveyed, transferred or leased in such business combination is owned by the shareholders of the other party to the business combination, then the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

     If the Underlying Issuer has paid all deferred interest (including compounded interest thereon) on the notes, it can again defer interest payments on the notes as described above.

     The Underlying Issuer will give the holders of the notes and the Underlying Securities Trustee written notice of any election of a deferral period at least one and not more than sixty business days before the next interest payment date.

     The Underlying Issuer has no present intention of exercising its right to defer payments of interest.

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

     The Underlying Issuer will agree that, so long as any notes remain outstanding, if it has given notice of its election to defer interest payments on the notes but the related deferral period has not yet commenced or a deferral period is continuing, then it will not:

o        declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of its capital stock;

o        make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of its debt securities that rank upon its liquidation on a parity with or junior to the notes; or

o        make any guarantee payments regarding any guarantee of the subordinated debt securities of any of its subsidiaries if the guarantee ranks upon its liquidation on a parity with or junior to the notes.

     The restrictions listed above do not apply to:

o        any purchase, redemption or other acquisition of shares of its capital stock in connection with:

   o        any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;

   o        the satisfaction of its obligations pursuant to any contract entered into in the ordinary course of business prior to the beginning of the deferral period;

   o        a dividend reinvestment or shareholder purchase plan; or

   o        the issuance of its capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

o        any exchange, redemption or conversion of any class or series of its capital stock, or the capital stock of one of its subsidiaries, for any other class or series of its capital stock, or of any class or series of its indebtedness for any class or series of its capital stock;

                                                       A-4

o        any purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

o        any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

o        any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

o        any payment of current or deferred interest on debt securities that rank in right of payment upon its liquidation on a parity with the notes (including the notes, "pari passu securities")
         that is made pro rata to the amounts due on such pari passu securities (including the notes);
         provided that such payments are made in accordance with the last paragraph under "—Alternative
         Payment Mechanism" to the extent it applies, and any payments of deferred interest on pari passu securities that, if not made, would cause the Underlying Issuer to breach the terms of the instrument governing such pari passu securities; or

o        any payment of principal in respect of pari passu securities having the same scheduled maturity date as the notes, as required under a provision of such pari passu securities that is substantially the same as the provision described below under "—Repayment of Principal," and that is made on a pro rata basis among one or more series of pari passu securities having such a provision and the notes.

     In addition, if any deferral period lasts longer than one year, the limitation on its ability to redeem or purchase its APM qualifying securities or any of its securities that on its bankruptcy or liquidation rank pari passu or junior to such APM qualifying securities will continue until the first anniversary of the date on which all deferred interest has been paid.

     If the Underlying Issuer is involved in a business combination where immediately after its consummation more than 50% of the voting stock of the surviving entity of the business combination or the person to whom all or substantially all of its property or assets are conveyed, transferred or leased in such business combination is owned by the shareholders of the other party to the business combination, then the immediately preceding paragraph will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

Alternative Payment Mechanism

     Subject to the conditions described in "—Option to Defer Interest Payments" above and to the exclusions described in this section and in "—Market Disruption Events" below, if the Underlying Issuer defers interest on the notes, it will be required, commencing on the earlier of (i) the first interest payment date on which it pays current interest (which it may do from any source of funds) or (ii) the fifth anniversary of the commencement of the deferral period, if on such date such deferral period has not ended, to continuously use its commercially reasonable efforts to issue qualifying APM securities, until it has raised an amount of eligible proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest, including compounded interest thereon, on the notes. The Underlying Issuer refers to this period as the "APM period" and to this method of funding the payment of accrued and unpaid interest as the "alternative payment mechanism."

     The Underlying Issuer has agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to first pay deferred interest (including compounded interest thereon) on the notes.

     Notwithstanding (and as a qualification to) the foregoing, under the alternative payment mechanism:

o        it is not required to pay interest on the notes (and therefore it is not required to issue qualifying APM securities to raise proceeds to pay such interest) at a time when the payment of such interest would violate the terms of any securities issued by the Underlying Issuer or one of its subsidiaries or the terms of a contract binding on the Underlying Issuer or any of its subsidiaries;

o        it is not required to issue common stock or qualifying warrants prior to the fifth anniversary of the commencement of a deferral period, if the number of shares issued or issuable upon the exercise of such qualifying warrants plus the number of shares of common stock previously issued or issuable upon the exercise of previously issued qualifying warrants during such deferral period would exceed an amount

                                                       A-5

         equal to 2% of the total number of issued and outstanding shares of its common stock as of the date of its most recent publicly available consolidated financial statements as of the date of such issuance (the "common equity issuance cap");

o        it is not permitted to issue qualifying preferred stock and mandatorily convertible preferred stock to the extent that the net proceeds of any issuance of qualifying preferred stock and mandatorily convertible preferred stock applied, together with the net proceeds of all prior issuances of qualifying preferred stock and any still-outstanding mandatorily convertible preferred stock applied during the current and all prior deferral periods, to pay interest on the notes pursuant to the alternative payment mechanism, would exceed 25% of the aggregate principal amount of the notes initially issued under the Junior Subordinated Indenture (the
         "preferred stock issuance cap");

o        in no event will it be obligated to sell qualifying preferred stock and mandatorily convertible preferred stock or to apply the proceeds of any such sale to pay deferred interest on the notes, and no class of investors of the Underlying Issuer's securities, or any other party, may require the Underlying Issuer to issue qualifying preferred stock and mandatorily convertible preferred stock; and

o        so long as the definition of "qualifying APM securities" has not been amended to eliminate common stock, as discussed below:

   o        the sale of qualifying warrants to pay deferred interest is an option that may be exercised at its sole discretion, subject to the common equity issuance cap, and

   o        the Underlying Issuer will not be obligated to sell qualifying warrants or to apply the proceeds of any such sale to pay deferred interest on the notes, and

   o        no class of investors of the Underlying Issuer's securities, or any other party, may require the Underlying Issuer to issue qualifying warrants.

     Once the Underlying Issuer reaches the common equity issuance cap for a deferral period, the
Underlying Issuer will not be obligated to issue more common stock or, if the definition of "qualifying
APM securities" has been amended to eliminate common stock, more qualifying warrants as described above, pursuant to the alternative payment mechanism prior to the fifth anniversary of the commencement of a deferral period even if the number of outstanding shares of its common stock subsequently increases. The common equity issuance cap will cease to apply with respect to a deferral period following the fifth anniversary of the commencement of a deferral period, at which point the Underlying Issuer must repay any deferred interest, regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any market disruption event and the share cap amount, as defined below. In addition, if the common equity issuance cap is reached during a deferral period and the Underlying
Issuer subsequently repays all deferred interest, the common equity issuance cap will cease to apply with respect to a deferral period at the termination of such deferral period and will not apply again unless and until its starts a new deferral period.

     "Eligible proceeds" means, for each relevant interest payment date, the net proceeds (after underwriters' or placement agents' fees, commissions or discounts and other expenses relating to the issuance or sale) the Underlying Issuer has received during the 180-day period prior to that interest payment date from the issuance or sale of qualifying APM securities (excluding sales of qualifying preferred stock and mandatorily convertible preferred stock in excess of the preferred stock issuance cap) to persons that are not its subsidiaries.

     Notwithstanding the common equity issuance cap and the preferred stock issuance cap described above, for purposes of paying deferred interest, the Underlying Issuer is not permitted subject to the provisions of the next paragraph to sell shares of its common stock, qualifying warrants, or mandatorily convertible preferred stock such that the common stock to be issued (or which would be issuable upon exercise or conversion thereof) would be in excess of 40 million shares of its common stock (the "share cap amount"). If the issued and outstanding shares of its common stock are changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, the share cap amount shall be correspondingly adjusted. The share cap amount limitation will apply so long as the notes remain outstanding, but the Underlying Issuer has agreed to use commercially reasonable efforts to increase the share cap amount from time to time to a number of shares that would allow it to satisfy its obligations with respect to the alternative payment mechanism.

     If the share cap amount has been reached and it is not sufficient to allow the Underlying Issuer to raise sufficient proceeds to pay deferred interest in full, the Underlying Issuer has agreed to use commercially reasonable

                                                       A-6

efforts to increase the share cap amount only to the extent that it can do so and (i) simultaneously satisfy its future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in shares of its common stock or (ii) if it cannot increase the share cap amount as contemplated in the preceding clause, by requesting its board of directors to adopt a resolution for shareholder vote at the next occurring annual shareholders meeting to increase the number of shares of its authorized common stock for purposes of satisfying its obligations to pay deferred interest.

     "Common stock" means its common stock (including treasury shares of common stock), common stock issued pursuant to any dividend reinvestment plan or its employee benefit plans, a security that tracks the performance of, or relates to the results of, a business, unit or division of the Underlying Issuer, and any securities issued in exchange therefore in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event.

     "Commercially reasonable efforts" to sell its qualifying APM securities means commercially reasonable efforts to complete the offer and sale of its qualifying APM securities to third parties that are not subsidiaries of the Underlying Issuer in public offerings or private placements. The Underlying
Issuer will not be considered to have made commercially reasonable efforts to effect a sale of qualifying APM securities if it determines to not pursue or complete such sale solely due to pricing, coupon, dividend rate or dilution considerations.

     "Mandatorily convertible preferred stock" means preferred stock with (a) no prepayment obligation of the liquidation preference on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock converts into its common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock.

     "Qualifying APM securities" means its common stock (including treasury stock and shares of common stock sold pursuant to its employee benefit plans), qualifying preferred stock, qualifying warrants and mandatorily convertible preferred stock, provided that the Underlying Issuer may, without the consent of the holders of the notes, amend the definition of "qualifying APM securities" to eliminate common stock and/or mandatorily convertible preferred stock from the definition if it has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in its earnings per share as calculated for financial reporting purposes. The Underlying Issuer will promptly notify the holders of the notes, in the manner contemplated in the Junior Subordinated Indenture, of such change.

     "Qualifying preferred stock" means its non-cumulative perpetual preferred stock that ranks pari passu with or junior to all of its other preferred stock, is perpetual and (a) is subject to a replacement capital covenant substantially similar to the replacement capital covenant or any other qualifying capital replacement covenant, as such term is defined under "Description of Replacement
Capital Covenant," or (b) is subject to both (i) mandatory suspension of dividends in the event the
Underlying Issuer breaches certain financial metrics specified within the offering documents, and (ii)
"intent-based replacement disclosure," as such term is defined under "Description of the Replacement
Capital Covenant." Additionally, in both (a) and (b) the transaction documents shall provide for no remedies as a consequence of non-payment of distributions other than "permitted remedies," as such term is defined under "Description of the Replacement Capital Covenant."

     "Qualifying warrants" means any net share settled warrants to purchase its common stock that (1)
have an exercise price greater than the "current stock market price" of its common stock, and (2) the
Underlying Issuer is not entitled to redeem for cash and the holders of which are not entitled to require it to purchase for cash in any circumstances. The Underlying Issuer intends that any qualifying warrants issued in accordance with the alternative payment mechanism will have exercise prices at least
10% above the current stock market price of its common stock on the date of issuance. The "current stock market price" of its common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if its common stock is not then listed on the New York
Stock Exchange, as reported by the principal U.S. securities exchange on which its common stock is traded or quoted. If its common stock is not listed on any U.S. securities exchange on the relevant date, the "current stock market price" shall be the last quoted bid price for its common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If its common stock is not so quoted, the "current stock market price" shall be the average of the mid-point of the last bid and ask prices for its common stock on the

                                                       A-7

relevant date from each of at least three nationally recognized independent investment banking firms selected by it for this purpose.

     Although its failure to comply with its obligations with respect to the alternative payment mechanism will breach the Junior Subordinated Indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy under the terms thereof. The remedies of holders of the notes will be limited in such circumstances as described under "Risk
Factors—Risks Relating to the notes—Holders of the notes will have only limited rights of acceleration"
above.

     If, due to a market disruption event or otherwise, the Underlying Issuer was able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, it will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the common equity issuance cap, the preferred stock issuance cap, and the share cap amount, and you will be entitled to receive such pro rata share of any amounts received on the notes. If the Underlying Issuer has outstanding pari passu securities under which it is obligated to sell securities that are qualifying APM securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by the Underlying Issuer from those sales and available for payment of the deferred interest and distributions shall be applied to the notes and those other pari passu securities on a pro rata basis up to the common equity issuance cap or the preferred stock issuance cap and the share cap amount (or comparable provisions in the instruments governing those pari passu securities) in proportion to the total amounts that are due on the notes and such securities.

Market Disruption Events

     A "market disruption event" means the occurrence or existence of any of the following events or sets of circumstances:

o        trading in securities generally, or shares of its securities specifically, on the New York
         Stock Exchange or any other national securities exchange, or in the over-the-counter market on which its qualifying APM securities or qualifying capital securities, as the case may be, are then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the SEC, the relevant exchange or by any other regulatory body or governmental agency having jurisdiction;

o        the Underlying Issuer would be required to obtain the consent or approval of its stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell qualifying APM securities pursuant to the alternative payment mechanism or to issue qualifying capital securities pursuant to its repayment obligations described under "—Repayment of Principal" below, as the case may be, and that consent or approval has not yet been obtained notwithstanding its commercially reasonable efforts to obtain that consent or approval;

o        a banking moratorium shall have been declared by the federal or state authorities of the United
         States such that market trading in the qualifying APM securities or the qualifying capital securities, as applicable, has been disrupted or ceased;

o        a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that market trading in the qualifying APM securities or the qualifying capital securities, as applicable, has been disrupted or ceased;

o        the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that market trading in the qualifying APM securities or the qualifying capital securities, as applicable, has been disrupted or ceased;

o        there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the
         United States shall be such as to make it, in its reasonable judgment, impracticable or inadvisable to proceed with the offer and sale of qualifying APM securities or qualifying capital securities, as the case may be;

                                                       A-8

o        an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying APM securities or qualifying capital securities, as the case may be, would, in its reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in its reasonable judgment, is not otherwise required by law and would have a material adverse effect on its business or (b) the disclosure  relates to a previously undisclosed proposed or pending material business transaction, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any
         360-day period; or

o        the Underlying Issuer reasonably believes that the offering document for the offer and the sale of qualifying APM securities or qualifying capital securities, as the case may be, would not be in compliance with a rule or regulation of the SEC (for reasons other than those described in the immediately preceding bullet) and it determines that it is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period.

     The Underlying Issuer will be excused from its obligations under the alternative payment mechanism in respect of any interest payment date if it provides written certification to the Underlying
Securities Trustee (which the Underlying Securities Trustee will promptly forward upon receipt to each holder of record of notes) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

o        a market disruption event was existing after the immediately preceding interest payment date;
         and

o        either (a) the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the market disruption event continued for only part of this period, but it was unable after commercially reasonable efforts to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

     The Underlying Issuer will not be excused from its obligations under the alternative payment mechanism if it determines not to pursue or complete the sale of qualifying APM securities solely due to pricing, dividend rate or dilution considerations.

Repayment of Principal

         Scheduled Maturity

     The Underlying Issuer must repay the principal amount of the notes, together with accrued and unpaid interest, on February 15, 2037, or if that date is not a business day, the following business day
(the "scheduled maturity date"), subject to the limitations described below.

     Its obligation to repay the notes on the scheduled maturity date is limited. The Underlying Issuer is required to repay the notes on the scheduled maturity date only to the extent that it has raised sufficient net proceeds from the issuance of qualifying capital securities, as described under
"Description of the Replacement Capital Covenant" below, within a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date. If the
Underlying Issuer has not raised sufficient proceeds to permit repayment of all principal and accrued and unpaid interest on the notes on the scheduled maturity date, the unpaid amount will remain outstanding from month to month until it has raised sufficient proceeds to permit repayment in full in accordance with the replacement capital covenant, it redeems the notes or acceleration following an event of default occurs.

     The Underlying Issuer will agree in the Junior Subordinated Indenture to use its commercially reasonable efforts (except as described below) to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the notes in full on this date in accordance with the replacement capital covenant. The Underlying Issuer will further agree in the Junior Subordinated Indenture that if it is unable for

                                                       A-9

any reason to raise sufficient proceeds to permit payment in full on the scheduled maturity date, it will use its commercially reasonable efforts (except as described below) to raise sufficient proceeds to permit repayment on the next monthly interest payment date, and on each monthly interest payment date thereafter until the notes are paid in full. Except under those circumstances, its failure to use its commercially reasonable efforts to raise these proceeds would be a breach of covenant under the Junior
Subordinated Indenture. However, in no event will such failure be an event of default thereunder.

     Although under the replacement capital covenant the principal amount of notes that the Underlying
Issuer may redeem or repay at any time may be based on the net cash proceeds from certain issuances during the applicable measurement period of common stock, qualifying warrants, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity in addition to certain qualifying capital securities (as described under "Description of the Replacement Capital
Covenant"), it has no obligation under the Junior Subordinated Indenture to use commercially reasonable efforts to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the notes on the scheduled maturity date or at any time thereafter.

     The Underlying Issuer may amend or supplement the replacement capital covenant from time to time with the consent of the holders of the specified series of indebtedness benefiting from the replacement capital covenant, provided that no such consent shall be required if (i) such amendment eliminates common stock, mandatorily convertible preferred stock or debt exchangeable for common equity (as defined in the replacement capital covenant) for purposes of determining the extent to which repayment, redemption or purchase of the notes is permitted in accordance with the replacement capital covenant and it has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in its earnings per share as calculated for financial reporting purposes or (ii) such amendment or supplement is not adverse to the holders of the specified series of indebtedness benefiting from the replacement capital covenant.

     The Underlying Issuer generally may amend or supplement the replacement capital covenant without the consent of the holders of the notes. With respect to qualifying capital securities, it has agreed in the Junior Subordinated Indenture for the notes that it will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that it may include for purposes of determining whether or to what extent repayment, redemption or purchase of the notes is permitted, except with the consent of holders of a majority by principal amount of the notes.

     If any amount of notes remains outstanding after the scheduled maturity date, the principal amount of the outstanding notes will bear interest at a floating rate interest until repaid as described above under "—Interest Rate and Interest Payment Dates."

     "Commercially reasonable efforts" to sell its qualifying capital securities means commercially reasonable efforts to complete the offer and sale of its qualifying capital securities to third parties that are not subsidiaries of the Underlying Issuer in public offerings or private placements. The
Underlying Issuer will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if it determines to not pursue or complete such sale solely due to pricing, coupon, dividend rate or dilution considerations.

     The Underlying Issuer will be excused from its obligation under the Junior Subordinated Indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the notes under the terms of the replacement capital covenant if it provides written certification to the
Underlying Securities Trustee (which certification will be forwarded to each holder of record of the notes) no more than 15 and no less than 10 business days in advance of the required repayment date certifying that:

o        a market disruption event was existing during the 180-day period preceding the date of the certificate or, in the case of any required repayment date after the scheduled maturity date, the 30-day period preceding the date of the certificate; and

o        either (a) the market disruption event continued for the entire 180-day period or 30-day period, as the case may be, or (b) the market disruption event continued for only part of the period, but the Underlying Issuer was unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the notes in full.

                                                       A-10

     Net proceeds that the Underlying Issuer is permitted to apply to repayment of the notes on and after the scheduled maturity date will be applied, first, to pay deferred interest (including compounded interest thereon) to the extent of eligible proceeds under the alternative payment mechanism, second, to pay current interest that it is not paying from other sources and, third, to repay the principal of the notes; provided that if it is obligated to sell qualifying capital securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the notes, then on any date and for any period the amount of net proceeds received by the Underlying Issuer from those sales and available for such payments shall be applied to the notes and those other securities having the same scheduled maturity date as the notes pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the notes has been paid in full. If the Underlying Issuer raises less than $5 million of net proceeds from the sale of qualifying capital securities during the relevant 180-day or 30-day period, it will not be required to repay any notes on the scheduled maturity date or the next monthly interest payment date, as applicable, but it will use those net proceeds to repay the notes on the next monthly interest payment date as of which it has raised at least $5 million of net proceeds.

         Final Maturity Date

     Any principal amount of the notes, together with accrued and unpaid interest, will be due and payable on the final maturity date for the notes, regardless of the amount of qualifying capital securities the Underlying Issuer has issued and sold by that time. The final maturity date will be
February 7, 2087 or, if that date is not a business day, the following business day.

         Redemption

     The notes:

o        are repayable on the scheduled maturity date or thereafter as described under "—Repayment of
         Principal" above;
o        are redeemable, in whole or in part, at its option at any time at the redemption price set forth below;
o        are redeemable, in whole but not in part, after the occurrence of a "tax event" or a "rating agency event," as described below; and
o        are not subject to any sinking fund or similar provisions.

     Any redemption of the notes on or prior to February 7, 2067, will be subject to the restrictions described under "Description of the Replacement Capital Covenant" below. After February 7, 2067, the
Underlying Issuer may redeem the notes using cash from any source.

     In the case of any optional redemption or redemption within 90 days after the occurrence of a "tax event" or a "rating agency event," each as defined below, the redemption price will be equal to (1) in the case of any redemption on or after the scheduled maturity date, 100% of the principal amount of the notes being redeemed or (2) in the case of any redemption prior to the scheduled maturity date, if greater, the present value of scheduled payments of principal and interest from the redemption date to the scheduled maturity date on the notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus the applicable spread, in each case plus accrued and unpaid interest to the redemption date. If in the case of an optional redemption, the notes are not redeemed in whole, the
Underlying Issuer may not affect such redemption unless at least $25 million aggregate principal amount of the notes, excluding any notes held by it or any of its affiliates, remains outstanding after giving effect to such redemption.

                                                       A-11

     "Tax event" means the receipt by the Underlying Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any:

o        amendment to or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United
         States that is effective on or after the date of issuance of the notes; or

o        official administrative decision or judicial decision interpreting or applying those laws or regulations that is announced on or after the date of issuance of the notes;

there is more than an insubstantial risk that interest payable by the Underlying Issuer on the notes is not, or within 90 days of the date of such opinion will not be, deductible by it, in whole or in part, for United States federal income tax purposes.

     "Rating agency event" means a change by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act that currently publishes a rating for the
Underlying Issuer (a "rating agency") to its equity credit criteria for securities such as the notes, as such criteria is in effect on the date of this prospectus supplement (the "current criteria"), which change results in (i) the length of time for which such current equity credit is scheduled to be in effect is shortened with respect to the notes, or (ii) a lower equity credit being given to the notes as of the date of such change than the equity credit that would have been assigned to the notes as of the date of such change by such rating agency pursuant to its current criteria.

     For the purposes of clause (2) in the third preceding paragraph:

o        "treasury rate" means the semi-annual equivalent yield to maturity of the "treasury security"
         that corresponds to the "treasury price" (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

o        "treasury security" means the United States Treasury security that the "treasury dealer"
         determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the notes being redeemed in a tender offer based on a spread to United States Treasury yields;

o        "treasury price" means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated
         "Composite 3:30 p.m. Quotations for U.S. Government Securities," except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at
         3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as are commercially reasonable under the circumstances;

o        "treasury dealer" means Citigroup Global Markets Inc. (or its successor) or, if Citigroup
         Global Markets Inc. (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by the
         Underlying Issuer for these purposes; and

o        "applicable spread" means 0.50% if the redemption is within 90 days after the occurrence of a tax event or a rating agency event and 0.20% in all other cases.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Unless the Underlying
Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

     The Underlying Issuer may not redeem the notes in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding notes for all interest periods terminating on or before the redemption date.

                                                       A-12

     In the event of any redemption, neither the Underlying Issuer nor the Underlying Securities Trustee
will be required to:

o        issue, register the transfer of, or exchange, notes during a period beginning at the opening of business 15 days before the day of selection for redemption of notes and ending at the close of business on the day of mailing of notice of redemption; or

o        transfer or exchange any notes so selected for redemption, except, in the case of any notes being redeemed in part, any portion thereof not to be redeemed.

Subordination

     The payment of the principal of and interest on the notes is expressly subordinated, to the extent and in the manner set forth in the Junior Subordinated Indenture, in right of payment to the prior payment in full of all of its senior indebtedness.

     Subject to the qualifications described below, the term "senior indebtedness" is defined in the
Junior Subordinated Indenture to include principal of, and interest and premium (if any) on, the following:

o        all of the indebtedness of the Underlying Issuer (other than indebtedness issued pursuant to the Junior Subordinated Indenture), whether outstanding on the date of the issuance of the junior subordinated debt securities of any series or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note, bond, debenture or similar instrument;

o        all of its obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

o        all of its reimbursement obligations with respect to any letter of credit, banker's acceptance, security purchase facility or similar credit transactions;

o        all obligations of the types referred to in the preceding bullet points of another person, the payment of which the Underlying Issuer is responsible or liable as guarantor or otherwise;

o        any agreements or obligations to pay deferred purchase price or conditional sales agreements other than in the ordinary course of business;

o        all obligations of the types referred to in the preceding bullet points of another person secured by any lien on any of its property or assets (whether or not that obligation has been assumed by the Underlying Issuer); and

o        amendments, modifications, renewals, extensions, deferrals and refundings of any of the above types of indebtedness.

     The notes will rank senior to all of its equity securities, including any preferred stock the
Underlying Issuer may issue in the future.

     The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) indebtedness incurred for the purchase of goods, materials or property, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business and (2) any indebtedness which by its terms is expressly made equal in rank and payment with or subordinated to the notes.

     All liabilities of its subsidiaries including trade accounts payable and accrued liabilities arising in the ordinary course of business are effectively senior to the notes to the extent of the assets of such subsidiaries. As of September 30, 2006, its indebtedness for money borrowed ranking senior to the notes upon liquidation, on an unconsolidated basis, totaled approximately $1.2 billion and its subsidiaries' direct borrowings and other obligations that would effectively rank senior to the notes upon liquidation totaled approximately $13.9 billion.

     Notwithstanding the foregoing or any other provision of the Junior Subordinated Indenture, provided that the Underlying Issuer is not subject to a bankruptcy, insolvency, liquidation or similar proceeding, it may pay interest or principal on pari passu securities, as that term is defined under
"—Dividend and Other Payment Stoppages during

                                                       A-13

Interest Deferral and under Certain Other Circumstances" above, in accordance with that section and free of the limitations described in the preceding paragraph.

     If certain events in bankruptcy, insolvency or reorganization occur, it will first pay all senior indebtedness, including any interest accrued after the events occur, in full before it makes any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the notes. In such an event, the Underlying Issuer will pay or deliver directly to the holders of senior indebtedness, any payment or distribution otherwise payable or deliverable to holders of the notes. The Underlying Issuer will make the payments to the holders of senior indebtedness according to priorities existing among those holders until it has paid all senior indebtedness, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, it may make payments or distributions on the notes so long as:

o        the payments or distributions consist of securities issued by the Underlying Issuer or another company in connection with a plan of reorganization or readjustment; and

o        payment on those securities is subordinate to outstanding senior indebtedness and any securities issued with respect to senior indebtedness under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the notes.

     If such events of bankruptcy, insolvency or reorganization occur, after the Underlying Issuer has paid in full all amounts owed on senior indebtedness, the holders of notes together with the holders of any of its other pari passu securities will be entitled to receive from its remaining assets any principal, premium or interest due at that time on the notes and such other obligations, subject to the limitation on payments of deferred and unpaid interest described under "—Limitation on Claims in the
Event of Its Bankruptcy, Insolvency or Receivership," before it makes any payment or other distribution on account of any of its capital stock or obligations ranking junior to the notes.

     If the Underlying Issuer violates the Junior Subordinated Indenture by making a payment or distribution to holders of the notes before it has paid all the senior indebtedness in full, then such holders of the notes will have to pay or transfer the payments or distributions to the Underlying
Securities Trustee in bankruptcy, receiver, liquidating Underlying Securities Trustee or other person distributing its assets for payment of the senior indebtedness. Notwithstanding the subordination provisions discussed in this paragraph, holders of notes will not be required to pay, or transfer payments or distributions to, holders of senior indebtedness so long as:

o        the payments or distributions consist of securities issued by the Underlying Issuer or another company in connection with a plan of reorganization or readjustment; and

o        payment on those securities is subordinate to outstanding senior indebtedness and any securities issued with respect to senior indebtedness under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the notes.

     Because of the subordination provisions, if the Underlying Issuer becomes insolvent, holders of senior indebtedness may receive more, ratably, and holders of the notes having a claim pursuant to those securities may receive less, ratably, than its other creditors. This type of subordination will not prevent an event of default from occurring under the Junior Subordinated Indenture in connection with the notes.

     The Junior Subordinated Indenture places no limitation on the amount of senior indebtedness that the Underlying Issuer may incur. The Underlying Issuer expects from time to time to incur additional indebtedness and other obligations constituting senior indebtedness.

Limitation on Claims in the Event of Its Bankruptcy, Insolvency or Receivership

     The Junior Subordinated Indenture provides that each holder of notes, by that holder's acceptance of the notes, agrees that in certain events of its bankruptcy, insolvency or receivership prior to the redemption or repayment of its notes, that holder of notes will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including compounded interest thereon) on such holder's notes.

                                                       A-14

Denominations

     The notes will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. The Underlying Issuer expects that the notes will be held in book-entry form only, as described under "Book-Entry System," and will be held in the name of DTC or its nominee.

Limitation on Mergers and Sales of Assets

     The Junior Subordinated Indenture generally permits a consolidation or merger between the
Underlying Issuer and another entity. It also permits the sale or transfer by the Underlying Issuer of all or substantially all of its property and assets. These transactions are permitted if:

o        the resulting or acquiring entity, if other than the Underlying Issuer, is organized and existing under the laws of a domestic jurisdiction and assumes all of its responsibilities and liabilities under the Junior Subordinated Indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the Junior Subordinated Indenture;

o        immediately after the transaction, and giving effect to the transaction, no event of default under the Junior Subordinated Indenture exists; and

o        certain other conditions as prescribed in the Junior Subordinated Indenture are met.

     If the Underlying Issuer consolidates or merges with or into any other entity or sell or lease all or substantially all of its assets according to the terms and conditions of the Junior Subordinated
Indenture, the resulting or acquiring entity will be substituted for the Underlying Issuer in such
Junior Subordinated Indenture with the same effect as if it had been an original party to the Junior
Subordinated Indenture. As a result, such successor entity may exercise its rights and powers under the
Junior Subordinated Indenture, in its name and, except in the case of a lease of all or substantially all of its properties and assets, it will be released from all its liabilities and obligations under the
Junior Subordinated Indenture and under the notes.

Events of Default; Waiver and Notice

     The following events are "events of default" with respect to the notes:

o        default in the payment of interest, including compounded interest, in full on any notes for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period if at such time such deferral period has not ended;

o        default in the payment of principal on the notes when due, subject to the limitations described under "Repayment of Principal"; or

o        certain events of bankruptcy, insolvency or receivership involving the Underlying Issuer.

     An event of default does not include a failure to comply with covenants under the Junior
Subordinated Indenture, including its obligations under the alternative payment mechanism.

     The Junior Subordinated Indenture for the notes provides that the Underlying Securities Trustee must give holders notice of all defaults or events of default within 90 days after it becomes actually known to a responsible officer of the Underlying Securities Trustee. However, except in the cases of a default or an event of default in payment on the notes, the Underlying Securities Trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

     If an event of default under the Junior Subordinated Indenture occurs and continues, the Underlying
Securities Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the entire principal amount of and all accrued but unpaid interest on all notes to be due and payable immediately.

     If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding notes can, subject to certain conditions, rescind the declaration.

                                                       A-15

     The holders of a majority in aggregate principal amount of the outstanding notes may waive any past default, except:

o        a default in payment of principal or interest; or

o        a default under any provision of the Junior Subordinated Indenture that itself cannot be modified or amended without the consent of the holder of each outstanding notes.

     The holders of a majority in principal amount of the notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Underlying Securities
Trustee, subject to the provisions of the Junior Subordinated Indenture.

     The Underlying Issuer is required to file an officers' certificate with the Underlying Securities
Trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the Junior Subordinated Indenture.

Actions Not Restricted by Junior Subordinated Indenture

     The Junior Subordinated Indenture does not contain restrictions on its ability to:

o        incur, assume or become liable for any type of debt or other obligation;

o        create liens on its property for any purpose; or

o        pay dividends or make distributions on its capital stock or purchase or redeem its capital stock, except as set forth under "—Dividend and Other Payment Stoppages During Interest
         Deferral and Under Certain Other Circumstances" above.

     The Junior Subordinated Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Junior Subordinated Indenture does not contain any provisions that would require the Underlying Issuer to repurchase or redeem or modify the terms of any of the notes upon a change of control or other event involving the Underlying Issuer that may adversely affect the creditworthiness of the notes.

Modification of Junior Subordinated Indenture

     Under the Junior Subordinated Indenture, certain of its rights and obligations and certain of the rights of holders of the notes may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding notes. However, the following modifications and amendments will not be effective against any holder without its consent:

o        a change in the stated maturity date of any payment of principal or interest (including any additional interest thereon), including the scheduled maturity date and the final maturity date;

o        a change in the place of payment for any payment on the notes that is adverse to holders of the notes or a change in the currency in which any payment on the notes is payable;

o        an impairment of the right of any holder of notes to institute suit for payments on the notes;

o        a reduction in the percentage of outstanding notes required to consent to a modification or amendment of the Junior Subordinated Indenture or required to consent to a waiver of compliance with certain provisions of the Junior Subordinated Indenture or certain defaults under the
         Junior Subordinated Indenture;

o        a reduction in the requirements contained in the Junior Subordinated Indenture for quorum or voting;

o        a change in the subordination of the notes in a manner adverse to holders of notes; and

o        a modification of any of the foregoing contained in the Junior Subordinated Indenture.

     Under the Junior Subordinated Indenture, the holders of at least a majority of the aggregate principal amount of the outstanding notes may, on behalf of all holders of the notes, waive compliance by the Underlying Issuer with any covenant or condition contained in the Junior Subordinated Indenture.

     The Underlying Issuer and the Underlying Securities Trustee may execute, without the consent of any holder of notes, any supplemental Junior Subordinated Indenture for the purposes of:

                                                       A-16

o        evidencing the succession of another corporation to the Underlying Issuer, and the assumption by any such successor of its covenants contained in the Junior Subordinated Indenture and the notes;

o        adding or modifying covenants of the Underlying Issuer for the benefit of the holders of the notes or surrendering any of its rights or powers under the Junior Subordinated Indenture;

o        adding any additional events of default for the notes or changing any existing events of default in a manner that is not adverse to holders of notes;

o        evidencing and providing for the acceptance of appointment under the Junior Subordinated
         Indenture by a successor Underlying Securities Trustee with respect to the notes;

o        curing any ambiguity, correcting or supplementing any provision in the Junior Subordinated
         Indenture that may be inconsistent with any other provision therein or making any other provisions with respect to matters or questions arising under the Junior Subordinated Indenture that shall not be inconsistent with any provision therein, provided that such other provisions shall not adversely affect the interests of the holders of the notes in any material respect;
o        making any changes to the Junior Subordinated Indenture in order for the Junior Subordinated
         Indenture to conform to the final prospectus supplement.

Governing law

     The Junior Subordinated Indenture and the notes will be governed by the, and construed in accordance with, the laws of the State of New York.

                                                       A-17

                                               $34,287,300
                           Structured Repackaged Asset-Backed Trust Securities
                         (STRATS(SM)) Callable Class A Certificates, Series 2007-1

                 STRATS(SM) Trust for Ambac Financial Group, Inc. Securities, Series 2007-1
                                              Issuing Entity

                                 Synthetic Fixed-Income Securities, Inc.
                                          Depositor and Sponsor

                                     _______________________________

                                          PROSPECTUS SUPPLEMENT

                                              July 13, 2007
                                     _______________________________

                                           Wachovia Securities

                                           RBC Capital Markets

                                               Oppenheimer

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the Certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the
Certificates and with respect to their unsold allotments or subscriptions.  In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the Certificates will deliver a prospectus supplement and prospectus.  Such delivery obligations may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.